Exhibit 10.1

Executed Version

SECURITIES PURCHASE AGREEMENT

dated as of January 30, 2018

by and among

Lilis Energy, Inc.

and

The Purchasers party hereto

TABLE OF CONTENTS

(cont’d)

Schedule I:	Purchaser Allocation

Exhibit A:	Form of Certificate of Designation

Exhibit B:	Form of Legal Opinion of Bracewell LLP

Exhibit C:	Form of Registration Rights Agreement

Exhibit D:	Form of Nevada Opinion

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 30, 2018, between Lilis Energy, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company proposes to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, shares of Preferred Stock (as defined below), having the terms set forth in the Certificate of Designation (as defined below); and

WHEREAS, shares of Preferred Stock will be convertible into shares of Common Stock (as defined below) in accordance with the terms of the Certificate of Designation; and

WHEREAS, in connection with the consummation of the purchase and sale of shares of Preferred Stock pursuant to this Agreement, the Company and the Purchasers will enter into the Registration Rights Agreement (as defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

Article I.

DEFINITIONS

1.1         Definitions. As used in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“2016 Plan” means the Lilis Energy, Inc. 2016 Omnibus Incentive Plan, as amended from time to time.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, that no portfolio company of a Purchaser or its Affiliates shall be considered or otherwise deemed an Affiliate thereof.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Articles of Incorporation” shall mean the Amended and Restated Articles of Incorporation of the Company, dated as of October 10, 2011, as amended from time to time.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or Texas are authorized or required by law or other governmental action to close.

“Capitalization Date” shall have the meaning ascribed to such term in Section 3.1(g).

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series C 9.75% Convertible Participating Preferred Stock to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit A attached hereto.

“Closing” means the closing of the purchase and sale of the Purchased Shares pursuant to Section 2.1.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the preamble.

“Company Counsel” means Bracewell LLP.

“Company Stock Awards” shall have the meaning scribed to such term in Section 3.1(g).

“Company Stockholders” means the holders of shares of Common Stock.

“Effect” means any change, event, effect or circumstance.

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“Environmental Laws” means any Law, relating in any way to protection of the environment, preservation or reclamation of natural resources, pollution, occupational or public health or safety, or the management, release or threatened release of, or exposure to, any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Purchaser directly or indirectly resulting from or based upon (a) violation of or liability under any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal (or arrangement for the disposal) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement, Proceeding or other arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 or Title IV of ERISA and Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means: (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of any Plan to satisfy the minimum funding standard applicable to that Plan for a plan year under Section 412 or 430 of the Code or Section 302 of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“First Lien Closing” means the occurrence of the Closing Date (as defined in the First Lien Credit Agreement) and the consummation of the transactions to be consummated on such Closing Date pursuant to the terms of the First Lien Credit Agreement.

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“First Lien Credit Agreement” means that certain Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018, by and among the Company, the guarantors from time to time party thereto, the lenders party thereto and Riverstone Credit Management, LLC, as administrative agent and collateral agent, as amended from time to time (in accordance with the Second Lien Credit Agreement, any applicable intercreditor agreement and the Certificate of Designation).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Governmental Entity” means any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Hazardous Materials” means all pollutants, contaminants, chemicals, materials, substances, wastes, mixtures, pesticides, and any other substance for which liability or standards of conduct may be imposed under any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, noise, odor, mold, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law.

“Information” shall have the meaning ascribed to such term in Section 4.12(b).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Investor Director” shall have the meaning ascribed to such term in Section 4.15(a).

“Knowledge of the Company” means the actual knowledge of one or more executive officers of the Company.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.3(d).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

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“Material Adverse Effect” means, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any change in the Company’s stock price or trading volume, (ii) any failure by the Company to meet revenue, earnings production or other projections, (iii) any change in commodity prices or other Effect affecting the oil and gas industry generally, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or capital market conditions, in each case except to the extent such change of Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other oil and gas exploration and production companies operating in the United States, (iv) any Effect caused by or resulting from the announcement or pendency of the transactions contemplated by the Transaction Documents, the OEP Acquisition Agreement, the First Lien Credit Agreement or the Second Lien Credit Agreement (or any amendment thereof) or the identity of a Purchaser or any of its Affiliates as the purchasers in connection with the transactions contemplated by this Agreement, (v) acts of war or terrorism or natural disasters, (vi) the performance of the obligations under the Transaction Documents and the OEP Acquisition Agreement and the consummation of the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein and therein, or any action taken or omitted to be taken by the Company at the request or with the prior consent of the Purchasers, (vii) in and of itself, the commencement of any suit, action or proceeding (provided that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such action, suit or proceeding), or any liability, sanction or penalty arising from any governmental proceeding or investigation that was commenced prior to the date of this Agreement and disclosed by the Company in this Agreement, in a correspondingly identified schedule attached hereto or in any SEC Report filed with or furnished to the Commission prior to the date of this Agreement, (viii) changes in GAAP or other accounting standards (or any interpretation thereof) or (ix) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof, provided, however, that (A) the exceptions in clause (i) or (ii) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Material Adverse Effect, (B) without limiting clause (iii), with respect to clauses (viii) and (ix), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred, but only to the extent that such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other oil and gas exploration and production companies operating in the United States.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(jj).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate contributes or has any obligations or liabilities (current or contingent).

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“OEP Acquisition Agreement” means the Purchase and Sale Agreement dated as of January 30, 2018 between the Company and OneEnergy Partners Operating, LLC.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(gg).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as determined under ERISA.

“Preferred Stock” means the Company’s Series C 9.75% Convertible Participating Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Certificate of Designation.

“Proxy Statement” shall have the meaning ascribed to such term in Section 4.10.

“Purchased Shares” shall have the meaning ascribed to such term in Section 2.1.

“Purchaser” and/or “Purchasers” shall have the meaning ascribed to such terms in the preamble.

“Purchaser Majority” shall have the meaning ascribed to such term in Section 4.15(a).

“Purchasers’ Transaction Expense Amount” means all reasonable and documented out-of-pocket fees and expenses incurred by the Purchasers in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the Closing Date, by and among the Company and the Purchasers, in the form of Exhibit C attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

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“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issuable upon conversion in full of all then outstanding shares of Preferred Stock, ignoring any conversion limits set forth in Section 7(f) of the Certificate of Designation.

“Requisite Stockholder Approval” shall have the meaning ascribed to such term in Section 4.10.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Lien Amendment” means Amendment No. 4 to the Second Lien Credit Agreement, to be dated on or before the Closing Date, by and among the parties to the Second Lien Credit Agreement, amending the Second Lien Credit Agreement to, among other matters, permit the issuance by the Company of the Preferred Stock.

“Second Lien Credit Agreement” means that certain Credit Agreement, dated as of April 26, 2017, by and among the Company, the guarantors from time to time party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time (including, for the avoidance of doubt, documentation evidencing the Term Loan Take Back Debt (as defined therein)).

“Second Lien Registration Rights Agreement” means that certain Registration Rights Agreement, by and among the Company and the lenders party thereto, dated as of April 26, 2017, as amended from time to time.

“Securities” means the shares of Preferred Stock issued pursuant to the Transaction Documents and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Specified Party” shall have the meaning ascribed to such term Section 4.15(i).

“Specified Second Lien Credit Agreement” means the Second Lien Credit Agreement (i) if then in effect and an Affiliate of Värde Partners, Inc. is then a lender thereunder and the “Lead Lender” (as defined therein)), as then in effect or (ii) if not then in effect or an Affiliate of Värde Partners, Inc. is not then a lender thereunder and the “Lead Lender”, as last in effect immediately prior to earlier of (A) the time at which it was terminated and paid in full in accordance with the terms thereof or (B) the time at which an Affiliate of Värde was no longer a lender thereunder and the “Lead Lender”.

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“Stated Value” shall have the meaning ascribed to such term in the Certificate of Designation.

“Stockholder Meeting” shall have the meaning ascribed to such term in Section 4.10.

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Purchased Shares purchased by such Purchaser hereunder as set forth opposite such Purchaser’s name on Schedule I hereto under the heading “Subscription Amount”.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tax” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or NYSE National, (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Registration Rights Agreement and all exhibits and schedules thereto and hereto.

“Transfer Agent” means Corporate Stock Transfer, Inc., the current transfer agent and registrar for the Common Stock, and any successor transfer agent and registrar for the Common Stock.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the shares of Preferred Stock issued pursuant to the Transaction Documents.

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“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Article II.

PURCHASE AND SALE

2.1         Closing.

(a)          On the Closing Date, on the terms and subject to the conditions set forth herein, the Company agrees to sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase from the Company, an aggregate of 100,000 shares of Preferred Stock (the “Purchased Shares”) with an aggregate Stated Value of $100,000,000, with each Purchaser purchasing such number of shares of Preferred Stock as set forth opposite such Purchaser’s name on Schedule I hereto, at a purchase price of $1,000 per share of Preferred Stock. On the first Business Day that is on or following the satisfaction or waiver of the covenants and conditions set forth in Section 2.3 (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver thereof), the Closing shall occur at the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002 or such other location as the parties shall mutually agree.

2.2         Deliveries.

(a)          On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          evidence of the number of shares of Purchased Shares purchased by such Purchaser having been issued in book-entry form to such Purchaser;

(ii)         a copy of the Certificate of Designation certified by the Secretary of State of the State of Nevada on or one Business Day prior to the Closing Date;

(iii)        the Registration Rights Agreement duly executed by the Company;

(iv)        a certificate of the Company signed on behalf of the Company by an executive officer and dated as of the Closing Date, certifying that the conditions in Section 2.3(b) (other than clause (iv) thereof) have been satisfied;

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(v)         a certificate of the Company’s Secretary, dated as of the Closing Date, certifying (A) the Company’s Articles of Incorporation (including the Certificate of Designation and any other certificates of designation for other series of preferred stock) and bylaws, as then in effect and attached thereto, (B) the resolutions adopted by the Company’s Board of Directors authorizing the transactions contemplated hereby and (C) as to the signatures and authority of the Persons signing the Transaction Documents and related documents on behalf of the Company;

(vi)        an opinion from Company Counsel, in substantially the form attached hereto as Exhibit C, which shall be addressed to the Purchasers and dated as of the Closing Date;

(vii)       an opinion of Nevada counsel, in substantially the form attached hereto as Exhibit D, which shall be addressed to the Purchasers and dated as of the Closing Date;

(viii)      payment of the Purchasers’ Transaction Expense Amount in respect of the Closing, payable by wire transfer of immediately available funds to the account(s) designated in advance of the Closing Date by the Purchasers or their designee(s); and

(ix)         a cross-receipt, duly executed by the Company, acknowledging receipt from the Purchasers of the aggregate Subscription Amount.

(b)          On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)          payment of such Purchaser’s Subscription Amount in cash by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company;

(ii)         a certificate of such Purchaser signed on behalf of such Purchaser by a duly authorized Person and dated as of the Closing Date, certifying that the conditions in Sections 2.3(c) (other than clause (iii) thereof) have been satisfied;

(iii)        the Registration Rights Agreement duly executed by such Purchaser; and

(iv)        a cross-receipt, duly executed by such Purchaser, acknowledging such Purchaser’s receipt of the number of shares of Preferred Stock set forth opposite such Purchaser’s name on Schedule 1.

2.3         Closing Conditions.

(a)          Mutual Closing Conditions. The obligations of the Purchasers, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Purchasers whose aggregate Subscription Amounts represent a majority of the aggregate Subscription Amounts of all Purchasers and the Company, at or prior to the Closing of the following conditions:

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(i)          no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(ii)         the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Nevada and the Certificate of Designation shall be in full force and effect;

(iii)        the Second Lien Amendment shall have been duly executed and delivered by each of the parties thereto; and

(iv)        the First Lien Closing shall have occurred or shall occur contemporaneously with the Closing.

(b)          Purchaser Closing Conditions. The obligations of the Purchasers to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Purchasers whose aggregate Subscription Amounts represent a majority of the aggregate Subscription Amounts of all Purchasers at or prior to the Closing of the following conditions:

(i)          (A) the representations and warranties of the Company set forth in Section 3.1 shall be true and correct in all material respects (other than Sections 3.1(b)(i), 3.1(c), 3.1(d), 3.1(f), 3.1(g), 3.1(s), 3.1(u) or 3.1(w) or any other representations qualified by materiality which, in each case, shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case as of such earlier date);

(ii)         there shall not be pending any suit, action or proceeding by any Governmental Authority or shareholder of the Company (other than a Purchaser or its Affiliates) seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement;

(iii)        the Company shall have performed and complied with, in all material respects, its obligations, covenants and agreements required to be performed by it pursuant to this Agreement at or prior to the Closing;

(iv)        the Company shall have delivered to the Purchasers all deliverables required to be delivered by the Company pursuant to Section 2.2(a);

(v)         the OEP Acquisition Agreement shall be in full force and effect and the Company shall not be in breach thereof in any material respect;

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(vi)        both of (A) the First Lien Credit Agreement and (B) the Specified Second Lien Credit Agreement shall, in each case, be in full force and effect and no “Default” or “Event of Default” thereunder shall have occurred and be continuing;

(vii)       a number of Underlying Shares at least equal to the Required Minimum for all of the Purchased Shares as of the Closing Date shall have been reserved by the Company and approved, subject to official notice of issuance, for listing on the NYSE American; and

(viii)      no notice of delinquency or delisting from the NYSE American shall have been received by the Company with respect to the Common Stock.

(c)          Company Closing Conditions. The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following conditions:

(i)          (A) the representations and warranties of the Purchasers set forth in Section 3.2 shall be true and correct in all material respects (other than Sections 3.2(a), 3.2(b) or 3.2(d), which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case as of such earlier date);

(ii)         each of the Purchasers shall have performed and complied with, in all material respects, its obligations, covenants and agreements required to be performed by it pursuant to this Agreement at or prior to the Closing; and

(iii)        each of the Purchasers shall have delivered to the Company all deliverables required to be delivered by the Purchasers pursuant to Section 2.2(b).

Article III.

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date, that, except as disclosed in the SEC Reports filed with or furnished to the Commission and publicly available prior to the date of this Agreement (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such SEC Reports to the extent that they are predictive, forward-looking or primarily cautionary in nature, in each case other than any specific factual information contained therein, and excluding any supplement, modification or amendment thereto made after the date hereof):

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(a)          Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (except for Liens created under or expressly permitted by the First Lien Credit Agreement and Second Lien Credit Agreement), and all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been validly issued, are fully paid and nonassessable (except in the case of any Subsidiary that is a limited liability company, as such nonassessability may be affected by the applicable limited liability company Law) and were not issued in violation of any preemptive or similar rights to subscribe for or purchase securities. None of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except for (i) such prohibitions under applicable Law, applicable organizational or charter documents, the First Lien Credit Agreement or the Second Lien Credit Agreement, (ii) restrictions on the subletting, assignment or transfer of any property, right or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other similar contract, and (iii) other restrictions incurred in the ordinary course of business under agreements or instruments not relating to indebtedness of the Company or any of its Subsidiaries.

(b)          Organization and Qualification.

(i)          The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate or other applicable entity power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(ii)         Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except to the extent that any failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(c)          Authorization: Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. Except for obtaining the Requisite Stockholder Approval, the execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further approval of the Board of Directors or the Company’s stockholders is required in connection herewith or therewith. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery or filing thereof will have been) duly executed by the Company and, when delivered or filed with the Secretary of State of the State of Nevada, as applicable, in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

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(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including the issuance and sale of the Purchased Shares) do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) assuming (A) the due execution and delivery of the Second Lien Amendment by the parties thereto and (B) the occurrence of the First Lien Closing, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise and including, for the avoidance of doubt, the First Lien Credit Agreement and Second Lien Credit Agreement) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) subject to the Required Approvals, conflict with or result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound.

(e)          Filings, Consents and Approvals. Assuming (A) the due execution and delivery of the Second Lien Amendment by the parties thereto and (B) the occurrence of the First Lien Closing, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) as contemplated by Sections 4.6, 4.9, 4.10, 4.13 and 4.15, (ii) as contemplated by the Registration Rights Agreement, (iii) as required in connection with the listing of the Underlying Shares on the NYSE American, (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and (v) as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended in connection with the conversion of shares of Preferred Stock (collectively, the “Required Approvals”).

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(f)           Issuance of the Securities. The Purchased Shares have been duly authorized and, when the Certificate of Designation has been filed with the Secretary of State of the Stated of Nevada and the Purchased Shares have been issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens imposed by, or arising through, the Company other than (i) restrictions on transfer provided for in the Transaction Documents and (ii) restrictions on certain actions as provided in Section 4.2. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable and free and clear of all Liens imposed by, or arising through, the Company other than (i) restrictions on transfer provided for in the Transaction Documents and (ii) restrictions on certain actions as provided in Section 4.2. The Company has reserved from its duly authorized Common Stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the Closing Date.

(g)          Capitalization. The authorized shares of capital stock consist of (i) 150,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the close of business on January 26, 2018 (the “Capitalization Date”), (i) 53,376,764 shares of Common Stock were issued and outstanding, (ii) zero shares of preferred stock were issued and outstanding, (iii) 7,247,000 shares of Common Stock were reserved for issuance upon the exercise of stock options outstanding on such date and 6,666 shares of Common Stock were reserved for issuance upon the exercise or payment of stock units (including deferred stock units, restricted stock and restricted stock units) or other equity-based incentive awards granted pursuant to any plans, agreements or arrangements of the Company and outstanding on such date (collectively, the “Company Stock Awards”), (iv) 11,862,800 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants and (v) zero shares of Common Stock were held by the Company in its treasury. Since the Capitalization Date, the Company has not sold or issued or repurchased, redeemed or otherwise acquired any shares of the Company’s capital stock or other equity securities other than (i) shares of Common Stock issued in respect of the exercise of Company Stock Awards in the ordinary course of business and (ii) the execution and delivery of this Agreement and the OEP Acquisition Agreement. Except as contemplated by the Transaction Documents, the OEP Purchase Agreement and the Second Lien Credit Agreement and as set forth in this Section 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. None of (i) the issuance and sale of the Purchased Shares pursuant to this Agreement or (ii) the issuance of shares of Common Stock upon conversion of the Purchased Shares will obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as provided in the Transaction Documents and the Second Lien Credit Agreement, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

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(h)          SEC Reports; Financial Statements.

(i)          The Company has filed with or furnished to the Commission all reports, schedules, forms, statements and other documents required to be filed with or furnished to the Commission by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2015 (all such materials filed or furnished by the Company, whether or not required to be filed or furnished, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(ii)         The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the Commission and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board of Directors’ audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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(i)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed or furnished prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP and (C) liabilities under the Transaction Documents, the First Lien Credit Agreement, the Second Lien Credit Agreement and the OEP Acquisition Agreement, and (iii) the Company has not altered its methods of accounting.

(j)           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any Government Entity (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) if adversely determined, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as a director or officer of the Company), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or, to the Knowledge of the Company, former director or officer of the Company (in his or her capacity as a director or officer of the Company). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k)          Labor Relations. No strike, concerted refusal to work or other similar material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the Knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or noncompetition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. There are no material Actions against the Company pending, or to the Knowledge of the Company, threatened to be filed in connection with the employment of any employee of the Company or any of its Subsidiaries.

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(l)           Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any Governmental Entity or (iii) is or has been in violation of any Laws, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(m)         Sarbanes-Oxley. The Company, the Subsidiaries and the Company’s officers and directors (in their capacity as such) are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.

(n)          Regulatory Permits. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Governmental Entity necessary to conduct their respective businesses as described in the SEC Reports and have fulfilled and performed all of their respective obligations with respect to such certificates, authorizations and permits and (ii) no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of such certificates, authorizations and permits.

(o)          Title to Assets. The Company and the Subsidiaries have generally satisfactory title to all of their interests in producing oil and gas properties and to all of their material interests in non-producing oil and gas properties, in each case free and clear of all Liens, except for Liens created under or expressly permitted by the First Lien Credit Agreement and Second Lien Credit Agreement.

(p)          Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all trademarks, service marks, trade names, trade secrets, information, copyrights, and other intellectual property rights and similar rights material to its business as presently conducted (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim that the Intellectual Property Rights violate the intellectual property rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

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(q)          Insurance. Each of the Company and its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All material policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)           Related Party Transactions. Since December 31, 2015, neither the Company nor any of its Subsidiaries has entered into (i) any transaction required to be disclosed in SEC Reports prior to the date hereof pursuant to Item 404 of Regulation S-K promulgated by the Commission that has not been so disclosed or (ii) any related party transaction subject to the Company’s related party transactions policy that has not been approved in accordance with such policy.

(s)          Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor, finder, placement agent, investment banker or other similar Person with respect to the offer and sale of the Purchased Shares.

(t)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of the NYSE American.

(u)          Investment Company. The Company is not, and immediately after the issuance and sale of the Purchased Shares and receipt of payment therefor will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)         Registration Rights. Except as set forth on Schedule 3.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary. Except as provided in the Second Lien Registration Rights Agreement, the Company has not granted registration rights to any Person other than the Purchasers that would provide such Person priority over the Purchasers’ rights with respect to any registration pursuant to the Registration Rights Agreement.

(w)         Registration and Transfer Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on NYSE American, and the Company has not taken (and, to the Knowledge of the Company, no Person has taken) any action designed to, or which to the Knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating (or seeking to terminate) such registration or listing.

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(x)          Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Purchased Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the NYSE American.

(z)          Tax Status. The Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all other material Tax Returns, reports and declarations required by any jurisdiction to which it is subject and (ii) has paid all Taxes and other governmental assessments and charges that are material in amount or shown or determined to be due on such Tax Returns, reports and declarations.

(aa)        ERISA. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect.

(bb)       No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act).

(cc)        Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

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(dd)       Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective Representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its Representatives. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(ee)        Regulation M Compliance. The Company has not, and to the Knowledge of the Company, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

(ff)         Stock Option Plans. To the Knowledge of the Company, each stock option granted by the Company under the 2016 Plan was granted (i) in accordance with the terms of the 2016 Plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Knowledge of the Company, no stock option granted under the 2016 Plan has been backdated. To the Knowledge of the Company, the Company has not intentionally granted, and there is no and has been no Company policy or practice to intentionally grant, stock options under the 2016 Plan prior to, or otherwise intentionally coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(gg)       Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

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(hh)       Environmental Matters.

(i)          Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (i) for the last 5 years have been and are in compliance with all Environmental Laws, which compliance includes and has included obtaining, maintaining and complying with any permit, license, authorization or other approval required under any Environmental Law, (ii) have not incurred, assumed, provided an indemnity with respect to, or otherwise become subject to any Environmental Liability of any other Person and (iii) have not received any notice, report, order, directive or other information regarding any actual or alleged violation of or liability under Environmental Laws, and are not subject to any pending or, to the Knowledge of the Company, threatened Proceedings arising under Environmental Laws, in each case the subject matter of which is unresolved.

(ii)         Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has treated, stored, released, discharged, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or exposed any Person to, or owned or operated any property or facility which is or has been contaminated by, any Hazardous Materials, in each case so as to give rise to any Environmental Liability of the Company or its Subsidiaries.

(ii)          U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(jj)          Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

Except for the representations and warranties made by the Company in this Section 3.1, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets liabilities, condition or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchasers, or any of their respective Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) except for the representations and warranties made by the Company in this Section 3.1 and any certificate delivered in connection with Section 2.2(a)(iv) and 2.2(a)(v), any oral or written information presented to the Purchasers, or any of their respective Affiliates or representatives, in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchasers to rely on the representations, warranties, covenants and agreements made to the Purchasers expressly set forth in the Transaction Documents or in any certificate delivered thereunder or hereunder.

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3.2         Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:

(a)          Organization; Authority. Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(b)          Own Account. Such Purchaser understands that the Securities are “restricted securities,” as defined in Section (a)(3) of Rule 144 of the Securities Act, and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Available Funds. Such Purchaser currently has sufficient cash, capital commitments, available lines of credit or other sources of immediately available funds to make payment of all amounts to be paid by such Purchaser hereunder.

(d)          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

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(e)          Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)           Experience of Such Purchaser. Such Purchaser, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)          General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Article IV.

OTHER AGREEMENTS OF THE PARTIES

4.1         Filings; Other Actions. Following the execution of this Agreement, the Purchasers, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 4.1. The Purchasers shall promptly furnish the Company, and the Company shall promptly furnish the Purchasers, to the extent permitted by applicable Law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

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4.2         Standstill. Until the date that is the earlier of (i) the date the Purchasers and their Affiliates are no longer entitled to designate any Investor Directors pursuant to the Certificate of Designation or Section 4.15 hereof and (ii) the date the Company fails to fully declare and pay all accrued dividends in cash on a “Dividend Payment Date” (as defined in the Certificate of Designation) occurring after April 26, 2021 pursuant to the Certificate of Designation, each Purchaser agrees that such Purchaser and its Affiliates who hold any shares of Purchased Stock or any shares of Common Stock acquired upon a conversion of the shares of Preferred Stock issued under this Agreement will not, except as expressly approved or invited in writing by the Board of Directors, directly or indirectly, through their subsidiaries, Affiliates or any other Persons, or in concert with any Person, or as part of a group that is deemed to be a “person” under Section 13(d)(3) of the Exchange Act:

(a)          acquire or offer or agree to acquire, by purchase or otherwise, any ownership, including, but not limited to, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), of any shares of Common Stock or other voting securities of the Company, or any securities or other rights exercisable or exchangeable for or convertible into shares of Common Stock or other voting securities of the Company, other than (i) the acquisition of the Purchased Shares pursuant to this Agreement, (ii) the acquisition of shares of Common Stock upon any conversion of the Purchased Shares or upon payment of any dividends thereon, the acquisition of shares of Common Stock upon any conversion pursuant to the Second Lien Credit Agreement, any accretion ot the liquidation preference or convertible amount with respect to the Preferred Stock or Second Lien Credit Agreement or any adjustments to the conversion price or conversion ratio or (iv) receiving any shares of securities generally distributed by the Company or an acquirer or target of the Company to holders of Common Stock or Preferred Stock;

(b)          make or participate in any solicitation of proxies (as such term is defined in Rule 14a-1 under the Exchange Act) or consents, whether or not such solicitation is exempt under Rule 14a-2 under the Exchange Act, with respect to any matter from any holder of shares of Common Stock or other voting securities of the Company, or any securities exercisable or exchangeable for or convertible into shares of Common Stock or other voting securities of the Company, or make any communication exempted from the definition of solicitation by Rule 14a-1(1)(2)(iv) under the Exchange Act (other than communications in the ordinary course of business on a confidential basis among such Purchaser and its Affiliates);

(c)          other than through the Company or Board of Directors, call or request any special meeting of holders of Common Stock or other voting securities of the Company or submit or propose the submission of any matter to a vote of the holders of Common Stock or other voting securities of the Company;

(d)          other than through the Company or Board of Directors, effect or agree, offer, seek or propose to effect any business combination, merger, tender offer, sale or acquisition of substantially all of the assets, restructuring, recapitalization, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries;

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(e)          otherwise seek or propose to influence, control or change the Board of Directors, management, policies, affairs, strategy or organizational documents of the Company or any of its Subsidiaries by way of any public communication or other communication to holders of Common Stock or other voting securities of the Company;

(f)           enter into any discussions, negotiations, agreements, arrangements or understandings with, or intentionally assist, advise or encourage, any other Person with respect to any matter described in the foregoing clauses (a) through (e) of this Section 4.2;

(g)          intentionally take any action that would reasonably be expected to cause or require the Company or such Purchaser or any of its Affiliates to make any public announcement or other public disclosure with respect to any of the matters described in this Section 4.2; or

(h)          intentionally publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 4.2;

provided, however, that nothing in this Section 4.2 will limit (i) any Purchaser’s ability to vote or, subject to the other restrictions set forth herein and in the Certificate of Designation, transfer its Securities, any amounts outstanding under the Second Lien Credit Agreement or any other securities of the Company issued on conversion of the amounts outstanding under the Second Lien Credit Agreement or otherwise exercise its rights under the Certificate of Designation or Second Lien Credit Agreement, (ii) the ability of any director designated by the Purchasers pursuant to this Agreement or the Certificate of Designation to vote, exercise its fiduciary duties as or otherwise fully participate as a member of the Board of Directors, (iii) the ability of the Purchasers to assert or protect their rights as a stockholder of the Company in the event of the commencement of any bankruptcy or similar proceeding or assignment for the benefit of creditors involving the Company or (iv) the ability of the Purchasers to exercise their rights to appoint directors and observers pursuant to this Agreement and the Certificate of Designation.

Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets and barriers are in place to prevent such portfolio managers from obtaining such knowledge, the covenant set forth above in Section 4.2(a) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement; provided, that such assets managed by other managers not subject to such covenant does not exceed 1% of the Common Stock then issued and outstanding.

4.3         Transfer Restrictions.

(a)          No Purchaser may transfer any Securities, except in accordance with the terms of the Certificate of Designation. Any purported transfer of Securities in violation of the Certificate of Designation shall be void ab initio, neither the Company nor such Purchaser shall recognize the same, and the Company shall not record such purported transfer on its books or treat the purported transferee as the owner of any such Securities for any purpose.

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(b)          Certificates representing shares of Preferred Stock and the Underlying Shares will bear a legend conspicuously thereon as provided in the Certificate of Designation.

(c)          The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledger shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will reasonably cooperate with the Purchaser in connection with such pledge or transfer and will execute and deliver such reasonable documentation as a pledgee secured party of Securities may reasonably request in connection with a transfer of the Securities.

(d)          Subject to the limitations set forth below, certificates evidencing the Underlying Shares shall not contain any legend (except in respect of the restrictions set forth in Section 13(a) of the Certificate of Designation): (i) while a Registration Statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or (iii) if such Underlying Shares are held by a Person who is not, and has not been for the preceding 90 days, an Affiliate of the Company and such Underlying Shares are eligible for sale under Rule 144 without restriction and, in the case of this clause (iii), the Company’s counsel (upon receipt of requested certifications from the of such Underlying Shares) has delivered an opinion of counsel in form and substance reasonably acceptable to the Transfer Agent if so requested by the Transfer Agent. The Company agrees that at such time as such legend is no longer required under clause (i), (ii) or (iii) of the first sentence of this Section 4.3(d), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends (except in respect of the restrictions set forth in Section 13(a) of the Certificate of Designation).

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(e)          In connection with Section 4.3(d) above, each Purchaser, severally and not jointly with the other Purchasers, understands and hereby acknowledges that in order for Rule 144 to be applicable to the sale of the Underlying Shares, the Company must be current with respect to its filing obligations under the Exchange Act at the time of such sale. Each Purchaser further understands and hereby acknowledges that any legal opinion given by the Company’s counsel in connection with Section 4.3(d) above may be limited as to scope and in particular may expire or be withdrawn in the event that the requirements of Rule 144 are not satisfied, including if the Company is not in compliance with the current public information requirement of Rule 144. Finally, each Purchaser understands and hereby acknowledges that the Company and its legal counsel will rely on such Purchaser’s understanding and agreement in connection with the issuance of the legal opinion and removal of the legends from the Underlying Shares in accordance with Section 4.3(d) above, and that it is each Purchaser’s sole responsibility to confirm with the Company at the time of any sale of Underlying Shares that the current public information requirement set forth in Rule 144 has been met.

(f)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.3(d) and (e), $5 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend (except in respect of the restrictions set forth in Section 13(a) of the Certificate of Designation). Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(g)          Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.3 is predicated, in part, upon the Company’s reliance upon this understanding.

4.4         Furnishing of Information. Without limitation of any information delivery requirements set forth in the Certificate of Designation, if, at any time while the Purchasers and their Affiliates beneficially own Underlying Shares representing at least 10% of the outstanding shares of Common Stock, the Company is not required to file reports under Section 13(a) or 15(d) of the Exchange Act, the Company shall provide to each Purchaser who, together with its Affiliates, beneficially owns at least 10% of the outstanding shares of Common Stock:

(a)          quarterly unaudited financial statements prepared in accordance with GAAP within 45 days after the end of each fiscal quarter, in each case, in form and substance acceptable to the Purchaser Majority;

(b)          audited annual financial statements prepared in accordance with GAAP within 90 days after the end of each fiscal year of the Company (certified by an independent accounting firm of national standing); and

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(c)          annually, within 90 days after the end of the fiscal year, a reserve report prepared or audited by a third party engineering firm of national standing in accordance with Commission guidelines with an “as of” date of December 31 of the preceding calendar year.

4.5         Integration. The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased or that would be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.6         Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law; provided, however that no party shall be required to seek the consent of any other party to this Agreement to disclose information with respect to the transactions contemplated hereby that has previously been publicly disclosed in accordance with this Section 4.6.

4.7         Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in each case, solely by virtue of receiving Securities under the Transaction Documents.

4.8         Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes and to fund drilling and development, acquisitions and for working capital purposes. The Company shall not use such proceeds for any of the following: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations.

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4.9         Reservation and Listing of Securities.

(a)          At any time that shares of Preferred Stock are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the corporation to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements for all shares of Preferred Stock then outstanding, or issuable as a dividend, including by accretion to the Stated Value (assuming for the purposes of this calculation that the Requisite Stockholder Approval has been obtained).

(b)          If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Company shall take all lawful action to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued (and otherwise unreserved) shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date; provided that the Company will not be required at any time to authorize a number of additional shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c)          The Company hereby agrees to use reasonable best efforts to maintain the listing of the Common Stock on the NYSE American or another Trading Market. The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market or as may be otherwise necessary to permit the conversion of all outstanding shares of Preferred Stock, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of each such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing or quotation. The Company agrees to use reasonable best efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d)          The Company agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application the applicable number of Underlying Shares specified in clause (i) of Section 4.9(c), and will take such other action as is necessary to cause such Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then use reasonable best efforts to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

(e)          The Company agrees that, if any shares of Common Stock to be provided for the purpose of the conversion of all of the Preferred Stock require registration with or approval of any Governmental Entity under any Law before such shares of Common Stock may be validly issued upon conversion, the Company will use commercially reasonable efforts to secure such registration or approval, as the case may be.

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4.10       Company Stockholder Approval. Following the Closing, the Company agrees to use commercially reasonable efforts to obtain, at the first special or annual meeting of Company Stockholders (at which a quorum is present), which the Company shall cause to occur no later than six months following the Closing Date (the “Stockholder Meeting”), the approval by the Company Stockholders of the conversion of all shares of Preferred Stock issued or issuable pursuant to this Agreement (assuming maximum conversion rates as set forth in the Certificate of Designation and that the Company elects to pay dividends in kind or otherwise accrues to Stated Value in accordance with the terms of the Certificate of Designation) into shares of Common Stock (such approval, the “Requisite Stockholder Approval”) in accordance with the Articles of Incorporation and the bylaws of the Company. The Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of Common Stock vote in favor of the Requisite Stockholder Approval. Each Purchaser agrees to furnish to the Company information concerning such Purchaser and its Affiliates as the Company, on the advice of outside counsel, reasonably determines is necessary for the Proxy Statement, the Stockholder Meeting or any subsequent proxy solicitation; provided, however, that the Purchaser shall not be obligated to provide (i) any information subject to confidentiality, non-disclosure, or similar agreements or which cannot be disclosed under applicable Law, (ii) personally identifiable information, (iii) information regarding the limited partners of such Purchaser and (iv) financial information that the Purchaser reasonably deems to be material to its business, as determined in good faith in its sole discretion. The Company shall promptly notify the Purchasers of (i) the receipt of the Requisite Shareholder Approval or (ii) any projected failure to obtain the Requisite Shareholder Approval.

4.11       [RESERVED].

4.12       Certain Transactions and Confidentiality.

(a)          Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the schedules hereto. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets and barriers are in place to prevent such portfolio managers from obtaining such knowledge, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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(b)          Each Purchaser will, and will cause its respective Affiliates and its and their Representatives to, (i) hold, in strict confidence, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company and its Subsidiaries furnished to it by the Company or its Representatives pursuant to, or in connection with the negotiation of, this Agreement (except to the extent that such information was (A) previously known by such Purchaser from other sources, provided that such source was not known by such Purchaser to be bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any of its Subsidiaries, (B) in the public domain through no violation of this Section 4.12(b) by such Purchaser or (C) later lawfully acquired from other sources by such Purchaser), and (ii) not release or disclose such Information to any other Person, except its Representatives and financing sources who need to know such Information, who are aware of the confidential nature of such Information and who have agreed to keep such Information strictly confidential. Notwithstanding the foregoing, each Purchaser may disclose Information to the extent that (i) disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval required to be obtained in connection with this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby or (ii) disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange.

4.13       Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities if and as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

4.14       Tax Matters.

(a)          Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the Code), the Purchasers and the Company agree not to treat the Preferred Stock (based on their terms as set forth in the Certificate of Designation) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for United States federal income Tax and withholding Tax purposes and shall not take any position inconsistent with such treatment.

(b)          The Company shall pay any and all documentary, stamp or similar issue or transfer Tax due on (x) the issue of the Preferred Stock and (y) the issue of the Underlying Shares. However, in the case of conversion of Preferred Stock, the Company shall not be required to pay any Tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of the Underlying stock or Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid.

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4.15       Board Representation Right.

(a)          Subject to Section 4.15(b), without limiting the other rights the Purchasers and their Affiliates may have, from and after the Closing Date and for so long as the Purchasers and their Affiliates continue to beneficially own (as defined in Rule 13d-3 under the Exchange Act) Underlying Shares (for purposes of calculating beneficial ownership in this Section 4.15, without regard to the limitations set forth in Section 7(f) of the Certificate of Designation and giving effect to the conversion of such shares of Preferred Stock, whether or not then convertible) representing at least the applicable percentage of the outstanding shares of Common Stock specified in clause (i) or (ii) below, the Purchasers (by action of the Purchasers who, together with their Affiliates, beneficially own a majority of the Underlying Shares held by the Purchasers and their Affiliates, calculated on the basis set forth above (such Purchasers, the “Purchaser Majority”)) shall have the right (but not the obligation) to designate to the Board of Directors the following number of directors (the “Investor Directors”):

(i)          two Investor Directors, for as long as the Purchasers and their Affiliates beneficially own Underlying Shares representing at least 15% of the outstanding shares of Common Stock; and

(ii)         one Investor Director, for as long as the Purchasers and their Affiliates beneficially own Underlying Shares representing at least 7.5% of the outstanding shares of Common Stock.

(b)          Notwithstanding anything herein to the contrary, the number of Investor Directors the Purchasers shall be entitled to designate pursuant to Section 4.15(a) shall be reduced (i) by the number of directors holders of shares of Preferred Stock are entitled to designate pursuant to the Certificate of Designation and (ii) if, and only to the extent necessary in order to comply with applicable law or Trading Market rules (as directed in writing by the Commission or the Trading Market on which the Common Stock is then listed), so that the percentage of the number of directors constituting the entire Board of Directors represented by the number of Investor Directors does not exceed the percentage of the outstanding Common Stock beneficially owned by the Purchasers and their Affiliates, calculated as set forth in Section 4.15(a) (rounded up to the nearest whole number of Investor Directors).

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(c)          Notwithstanding anything herein to the contrary, as long as the Purchasers and their Affiliates meet the conditions set forth in Section 4.15(a)(i) or Section 4.15(a)(ii), without the prior affirmative vote or prior written consent of a Purchaser Majority, the Company shall not, directly or indirectly (whether by way of amendment to the charter documents of the Company, merger, recapitalization or otherwise), subject to right of the holders of Common Stock to amend the provisions of the bylaws of the Company relating to the number of directors constituting the entire Board of Directors or the manner in which such number of directors is determined (but, for the sake of clarity, without limiting the Purchasers’ other rights pursuant to this Section 4.15, modify the number of directors constituting the entire the Board of Directors at any time; provided, that the Company may increase the number of directors constituting the entire Board of Directors without the consent of a Purchaser Majority if the Purchasers and their Affiliates are given the right to designate one or more additional Investor Directors as necessary to cause (i) the number of Investor Director(s) the Purchasers and their Affiliates have the right to designate relative to the number of directors constituting the entire Board of Directors to be in the same proportion as (ii) the number of Underlying Shares beneficially owned by the Purchasers and their Affiliates relative to the total number of outstanding shares of Common Stock, rounded up or down to the nearest whole director.

(d)          The Company shall take all actions within its power to cause all designees designated pursuant to Section 4.15(a) to be appointed to the Board of Directors, including (i) causing such designees to be included in the slate of nominees recommended by the Board of Directors to the holders of Common Stock for election as directors at each meeting of the Company Stockholders called for the purpose of electing directors (and/or in connection with any election by written consent), (ii) soliciting proxies in favor of the election of such nominees, (ii) seeking the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing required agreements and instruments, (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (v) for so long as the Purchasers retain the rights described under Section 4.15(a), not nominating or recommending the election of any other candidates against or in replacement of such designated Investor Directors.

(e)          Each Investor Director designated pursuant to Section 4.15(a) shall serve until his or her successor is designated or his or her earlier death, disability, resignation or removal; any vacancy or newly created directorship in the position of an Investor Director may be filled only by the Purchaser Majority, subject to the fulfillment of the requirements set forth in Section 4.15(f); and each Investor Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the Purchaser Majority while the Purchasers have the right to appoint such Investor Director pursuant to Section 4.15(a).

(f)          At all times while an Investor Director is serving as a member of the Board of Directors, and following any such Investor Director’s death, disability, resignation or removal, such Investor Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member or observer of the Board of Directors.

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(g)          Notwithstanding anything to the contrary, any Investor Director shall be reasonably acceptable to the Board of Directors and the Nominating and Corporate Governance Committee thereof acting in good faith (provided, that, for the avoidance of doubt, any investment professional of Värde Partners, Inc. or its Affiliates shall be deemed reasonably acceptable) and satisfy all applicable Commission and stock exchange requirements regarding service as a regular director of the Company and shall comply in all material respects with the Company’s corporate governance guidelines as in effect from time to time.

(h)          The right to designate an Investor Director pursuant to Section 4.15(a) shall automatically terminate at such time as the Purchasers and their Affiliates no longer meet the conditions set forth in Section 4.15(a)(i) or Section 4.15(a)(ii), as applicable, and at such time, if requested in writing by the Company, any Investor Directors then serving on the Board of Directors in excess of the entitled amount (if less than all then Investor Directors, then as selected by the Purchaser Majority) shall promptly resign from the Board of Directors.

(i)           To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to the Investors or any of their respective affiliates or any of their respective agents, shareholders, members, partners, directors, officers, employees, investment managers, investment advisors, affiliates or subsidiaries (other than the Company and its subsidiaries), including any director or officer of the Company who is also an agent, shareholder, member, partner, director, officer, employee, investment managers, investment advisors, affiliate or subsidiary of any Purchaser (each, a “Specified Party”), even if the business opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Specified Party shall have any duty to communicate or offer any such business opportunity to the Company or be liable to the Company or any of its subsidiaries or any stockholder, including for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, and the Company shall indemnify each Specified Party against any claim that such person is liable to the Company or its stockholders for breach of any fiduciary duty, by reason of the fact that such person (i) participates in, pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another person or (iii) fails to present any such business opportunity, or information regarding any such business opportunity, to the Company or its subsidiaries, unless, in the case of a Person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company.

Article V.

MISCELLANEOUS

5.1         Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary (including with respect to the Purchaser Transaction Expense Amount), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser) levied in connection with the delivery of any Securities to the Purchasers. Further, for the avoidance of doubt, the Company shall be responsible for the fees, commissions and expenses of brokers, financial advisors, finders, placement agents, investment banks or similar Persons engaged (or purportedly engaged) by the Company or its Subsidiaries with respect to the offer and sale of any of the Securities.

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5.2         Survival; Limitation on Liability. The representations and warranties of the parties contained in this Agreement shall survive until the first anniversary of the Closing Date, except for (i) the representations and warranties of the Company contained in Sections 3.1(b)(i), 3.1(c), 3.1(d), 3.1(f), 3.1(g), 3.1(s), 3.1(u) and 3.1(w), (ii) the representations and warranties of the Purchasers contained in Sections 3.2(a), 3.2(b) and 3.2(d), which will survive indefinitely and (iii) the representations and warranties of the Company contained in Sections 3.1(z) and 3.1(ii), which will survive until 30 days after the expiration of the applicable statute of limitations. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.  The Company shall not be liable hereunder to the Purchaser or any other Person for any punitive, exemplary, treble, special, indirect, incidental or consequential damages (including any loss of earnings or profits), except for any such damages that are direct damages in the form of diminution of value or payable to a third-party.

5.3         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission (if there is no receipt of notice of a failed delivery to the notice party), if such notice or communication is delivered e-mail attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Houston, Texas time) on a Business Day, (b) the next Business Day after the date of transmission (if there is no receipt of notice of a failed delivery to the notice party), if such notice or communication is delivered via e-mail attachment as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Houston, Texas time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The initial address for such notices and communications shall be as set forth on Schedule I attached hereto; provided, that a party may update its address by notice duly given to the other parties.

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5.5         Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Securities held by such Purchasers then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6         Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder (other than by merger) without the prior written consent of each Purchaser. No Purchaser may assign this Agreement or any rights or obligations hereunder to any Person without the prior written consent of the Company, except that a Purchaser may assign any or all of its rights hereunder to (i) an Affiliate of such Purchaser or (ii) following April 26, 2021, to any Person, in each case, to which such Purchaser transfers any Securities in accordance with the Transaction Documents; provided that (x) such transferee or Affiliate agrees with the Company in writing to be bound by the provisions of the Transaction Documents that apply to the “Purchasers”, (y) no such assignment by a Purchaser shall relieve such Purchaser of its obligations hereunder without the prior written consent of the Company, and (z) the Purchasers’ rights under Section 4.15 may not be assigned pursuant to clause (ii) above unless such assignment has been approved by a majority of the members of the Board of Directors.

5.8         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.15.

5.9         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts in the state and federal courts, sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.10       Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

5.11       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf signature page were an original thereof.

5.12       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13       Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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5.15       Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement and the other Transaction Documents, covenants, agrees and acknowledges that no Persons other than the parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, investment manager, investment advisor, assignee, incorporator, controlling Person, fiduciary, representative or employee of any party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, investment manager, investment advisor, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the parties, whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against such Persons and entities, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such Persons, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding anything in the Transaction Documents to the contrary, the liability of the Purchasers shall be several, not joint.

5.16       Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.17       Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

5.18       Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20       Construction and Interpretation.

(a)          The term “or” when used in the Agreement is not exclusive, unless the context required otherwise. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(b)          The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Except as otherwise specified herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LILIS ENERGY, INC.		Address for Notice:

300 E. Sonterra Blvd., Suite #12200
San Antonio, TX
By:	/s/ Joseph C. Daches	Email: afuchs@lilisenergy.com
Name:	Joseph C. Daches
Title:	Chief Financial Officer

with a copy to (which shall not constitute notice):

Bracewell LLP

711 Louisiana Street

Suite 2300

Houston, Texas

Attn: Charles H. Still, Jr.

Fax: (800) 404-3970

Email: charles.still@bracewell.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

Signature Page

Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SEVERALLY AND NOT JOINTLY FOR EACH ENTITY LISTED BELOW:

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

THE VÄRDE FUND VI-A, L.P., as a Purchaser

By: Värde Investment Partners G.P., LLC, its General Partner

By: Värde Partners, L.P., its Managing Member

By: Värde Partners, Inc., its General Partner

VÄRDE INVESTMENT PARTNERS, L.P., as a Purchaser

By: Värde Investment Partners G.P., LLC, its General Partner

By: Värde Partners, L.P., its Managing Member

By: Värde Partners, Inc., its General Partner

THE VÄRDE FUND XI (MASTER), L.P., as a Purchaser

By: Värde Fund XI G.P., LLC, its General Partner

By: Värde Partners, L.P., its Managing Member

By: Värde Partners, Inc., its General Partner

VÄRDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P., as a Purchaser

By: Värde Investment Partners G.P., LLC, its General Partner

By: Värde Partners, L.P., its Managing Member

By: Värde Partners, Inc., its General Partner

THE VÄRDE SKYWAY MASTER FUND, L.P., as a Purchaser

By: The Värde Skyway Fund G.P., LLC, its General Partner

By: Värde Partners, L.P., its Managing Member

By: Värde Partners, Inc., its General Partner

THE VÄRDE FUND XII (MASTER), L.P., as a Purchaser

By: The Värde Fund XII G.P., LLC, its General Partner

By: The Värde Fund XII UGP, LLC, its General Partner

By: Värde Partners, L.P., its Managing Member

By: Värde Partners, Inc., its General Partner

Signature Page

Purchase Agreement

Schedule I

Purchaser Allocation

Purchaser	Subscription Amount	Shares of Preferred Stock

THE VÄRDE FUND VI-A, L.P.	$3,000,000	3,000

VÄRDE INVESTMENT PARTNERS, L.P.	$6,800,000	6,800

THE VÄRDE FUND XI (MASTER), L.P.	$41,600,000	41,600

VÄRDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P.	$6,000,000	6,000

THE VÄRDE SKYWAY MASTER FUND, L.P.	$13,000,000	13,000

THE VÄRDE FUND XII (MASTER), L.P.	$29,600,000	29,600

Total:	$100,000,000	100,000

Address for Notice:

609 Main Street, Suite 3925

Houston, Texas 77002

Attn: Markus Specks

Email: mspecks@varde.com

901 Marquette Ave S., Suite 3300

Minneapolis, Minnesota 55402

Attn:	Legal Department
Email:	legalnotices@varde.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attn:	Shubi Arora, P.C.

Lucas E. Spivey, P.C.

Email:	shubi.arora@kirkland.com

lucas.spivey@kirkland.com

Schedule I

Schedule 3.1(a)

Subsidiaries

Brushy Resources, Inc.

ImPetro Oil & Gas, LLC

ImPetro Resources, LLC

ImPetro Operating, LLC

Lilis Operating Company, LLC

Hurricane Resources, LLC

Schedule 3.1(A)

Schedule 3.1(v)

Registration Rights

Capitalized terms used in this Schedule have the meanings given to such terms in the Securities Purchase Agreement to which this Schedule is attached.

1. Registration rights set forth in agreements filed or incorporated by reference as exhibits to SEC Reports filed prior to the date of the Agreement.

2. Registration rights set forth in the OEP Acquisition Agreement.

3. The provisions of the Agreement requiring the Company and the Purchasers to execute and deliver the Registration Rights Agreement at Closing and the registration rights set forth or to be set forth at Closing in the Registration Rights Agreement.

Schedule 3.1(V)

Exhibit A

Form of Certificate of Designation

[See Attached.]

Exhibit A

Executed Version

LILIS ENERGY, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C 9.75% CONVERTIBLE PARTICIPATING PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE
NEVADA REVISED STATUTE

The undersigned, Ronald D. Ormand and Joseph C. Daches, do hereby certify that:

1.          They are the Executive Chairman and Executive Vice President, Chief Financial Officer and Treasurer, respectively, of Lilis Energy, Inc., a Nevada corporation (the “Corporation”).

2.          The Corporation is authorized to issue 10,000,000 shares of preferred stock, none of which are designated as to series and none of which are currently issued or outstanding.

3.          The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”) on January 26, 2018 in accordance with the provisions of the Articles of Incorporation, the bylaws of the Corporation and applicable law, providing for the issuance of a series of preferred stock of the Corporation designated as “Series C 9.75% Convertible Participating Preferred Stock”:

WHEREAS, the Articles of Incorporation of the Corporation provide for a class of its authorized stock known as preferred stock, consisting of 10,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series; and

WHEREAS, the Articles of Incorporation authorize the Board of Directors to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series of Preferred Stock and the designation thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby approve and adopt the Certificate of Designation, as set forth below, and that the same shall become effective upon filing the Certificate of Designation with the Secretary of State of the State of Nevada:

TERMS OF PREFERRED STOCK

Section 1.             Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act; provided, that no portfolio company of a Holder or its Affiliates shall be considered or otherwise deemed an Affiliate thereof.

“Articles of Incorporation” shall mean the Amended and Restated Articles of Incorporation of the Corporation, dated as of October 10, 2011, as amended from time to time.

“Board of Directors” shall have the meaning set forth in the Preamble.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or Texas are authorized or required by law or other governmental action to close.

“Change of Control” means:

(a)          any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (i) any Holder, (ii) any Lender (as defined in the Second Lien Credit Agreement) pursuant to any Conversion (as specified in, and as defined in, the Specified Second Lien Credit Agreement) or (iii) any Affiliates of any Holder or any such Lender, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding capital stock (excluding any debt securities convertible into equity) normally entitled to vote in the election of directors of the Corporation (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(b)          except as permitted by Section 6.04 of the Specified Second Lien Credit Agreement, a disposition by the Corporation or a Subsidiary pursuant to which the Corporation or any Subsidiary sells, leases, licenses, transfers, assigns or otherwise disposes, in one or a series of related transactions, all or substantially all of the properties and assets of the Corporation and its Subsidiaries taken as a whole;

(c)          the Corporation’s stockholders approve any plan relating to the liquidation or dissolution of the Corporation; or

(d)          the occurrence of a “Change of Control” (or similar term) as such term is defined in any of (i) the First Lien Credit Agreement, (ii) the Specified Second Lien Credit Agreement or (iii) any other credit facility, indenture or other similar instrument of the Corporation or its Subsidiaries under which indebtedness of the Company or its Subsidiaries of at least $5 million is outstanding at the time of such occurrence or at any point in the 90 days prior thereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 7(a).

“Conversion Price” shall have the meaning set forth in Section 7(c).

“Conversion Ratio” shall have the meaning set forth in Section 7(a).

“Corporation” shall have the meaning set forth in the Preamble.

“Dividend Payment Date” shall have the meaning set forth in Section 3(b).

“Dividend Rate” means (i) on or prior to April 26, 2021, 9.75% per annum and (ii) following April 26, 2021, 12.00% per annum; provided, that if, for any Dividend Payment Date after April 26, 2021, dividends on the Preferred Stock are not paid in full in cash on such Dividend Payment Date, then the Dividend Rate for the dividends payable on such Dividend Payment Date (but not on any subsequent Dividend Payment Date on which such dividends are paid in full in cash) shall be 15.00% per annum.

“Effective Date” means the earliest of the date on which (a) a registration statement registering all of the Underlying Shares has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Corporation to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the first anniversary of the Original Issue Date provided that a holder of Underlying Shares is not, and has not been for a period of at least 90 days, an Affiliate of the Corporation, all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Corporation counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Equity Conditions” means, on the dates in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates required pursuant to the terms hereof, if any, (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock (other than accrued and unpaid dividends for which the Dividend Payment Date has not yet occurred), (c)(i) there is an effective registration statement in respect of the Underlying Shares pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Underlying Shares then issuable pursuant to the Transaction Documents or (ii) all of the Underlying Shares then issuable pursuant to the Transaction Documents may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation, (d) the Common Stock is trading on a Trading Market and all of the Underlying Shares then issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market, (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the Underlying Shares then issuable pursuant to the Transaction Documents, (f) the issuance of the shares in question to the applicable Holder would not violate the limitations set forth in Section 7(f) herein, (g) there has been no public announcement of a pending or proposed Change of Control that has not been consummated and, as reasonably determined by the Corporation in good faith, the Corporation is not then negotiating written definitive documentation for any transaction under active consideration by the Board of Directors which may result in a Change of Control, (h) the Underlying Shares are not then subject to a trading “lock-up” under any agreement entered into with or at the request of the Corporation or this Certificate of Designation which restricts the sale or transfer of the Underlying Shares and (i) for the applicable Threshold Period, the average daily trading volume for the Common Stock on the principal Trading Market exceeds $500,000.

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“First Lien Credit Agreement” means that certain Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018, by and among the Corporation, the guarantors from time to time party thereto, the lenders party thereto and Riverstone Credit Management, LLC, as administrative agent and collateral agent, as amended from time to time (in accordance with the Second Lien Credit Agreement, any applicable intercreditor agreement and this Certificate of Designation).

“Forced Conversion Date” shall have the meaning set forth in Section 7(b).

“Forced Conversion Notice” shall have the meaning set forth in Section 7(b).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 7(b).

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 3(a).

“Holder Majority” means the Holders of a majority of the outstanding shares of Preferred Stock.

“HSR Act” shall have the meaning set forth in Section 7(g).

“Investor Director” shall have the meaning set forth in Section 11(a).

“Issuable Maximum” shall have the meaning set forth in Section 7(f).

“Junior Securities” means the Common Stock (and Common Stock Equivalents) and all other classes of the Corporation’s common stock and each other class of capital stock or series of preferred stock, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Liquidation” shall have the meaning set forth in Section 6.

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“New York Courts” shall have the meaning set forth in Section 14(d).

“Notice of Conversion” shall have the meaning set forth in Section 7(a).

“Officer” shall mean the Executive Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary or any Assistant Treasurer of the Corporation.

“Optional Redemption” shall have the meaning set forth in Section 8(a).

“Optional Redemption Amount” shall have the meaning set forth in Section 8(a)(i).

“Optional Redemption Date” shall have the meaning set forth in Section 8(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 8(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 8(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Parity Securities” shall mean any class of capital stock or series of preferred stock, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2(a).

“Purchase Agreement” means the Securities Purchase Agreement, dated as of January 30, 2018, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Record Date” means, with respect to any issuance, dividend or distribution declared, paid or made on or with respect to any capital stock of the Corporation, the date fixed for the determination of the stockholders entitled to receive such issuance, dividend or distribution.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Original Issue Date, among the Corporation and the original Holders, in the form of Exhibit C attached to the Purchase Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

“Requisite Stockholder Approval” shall have the meaning set forth in the Purchase Agreement.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Second Lien Credit Agreement” means that certain Credit Agreement, dated as of April 26, 2017, by and among the Corporation, the guarantors from time to time party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time (including, for the avoidance of doubt, documentation evidencing the Term Loan Take Back Debt (as defined therein)).

“Securities” means the Preferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Securities” shall mean each class of capital stock or series of preferred stock, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Share Delivery Date” shall have the meaning set forth in Section 7(d)(i).

“Specified Party” shall have the meaning set forth in Section 11(h).

“Specified Second Lien Credit Agreement” means the Second Lien Credit Agreement (i) if then in effect and an Affiliate of Värde Partners, Inc. is then a lender thereunder and the “Lead Lender” (as defined therein)), as then in effect or (ii) if not then in effect or an Affiliate of Värde Partners, Inc. is not then a lender thereunder and the “Lead Lender”, as last in effect immediately prior to earlier of (A) the time at which it was terminated and paid in full in accordance with the terms thereof or (B) the time at which an Affiliate of Värde Partners, Inc. was no longer a lender thereunder and the “Lead Lender”.

“Stated Value” shall have the meaning set forth in Section 2(a).

“Subsidiary” means any direct or indirect subsidiary of the Corporation, including those set forth on Schedule 3.1(a) to the Purchase Agreement, and any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement.

“Threshold Period” shall have the meaning set forth in Section 7(b).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

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“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Registration Rights Agreement, and all exhibits and schedules thereto and hereto.

“Transfer Agent” means Corporate Stock Transfer, the current transfer agent of the Corporation with a mailing address of 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209 and a facsimile number of (303) 282-5800, and any successor transfer agent of the Corporation.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock in accordance with the terms of this Certificate of Designation.

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

Section 2.             Designation, Amount and Par Value; Ranking.

(a)          The series of preferred stock shall be designated as “Series C 9.75% Convertible Participating Preferred Stock” (the “Preferred Stock”) and the number of shares so designated and authorized shall be 100,000 (which shall not be subject to increase without the affirmative vote or written consent of a Holder Majority. Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000.00 per share, subject to increase as set forth in Section 3 below (the “Stated Value”).

(b)         The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior in all respects to all Junior Securities; (ii) pari passu with all Parity Securities; and (iii) junior in all respects to all Senior Securities, in each case, as provided more fully herein.

Section 3.             Dividends.

(a)          Participating Dividends. Without limiting Section 10 of this Certificate of Designation, for so long as any shares of Preferred Stock are outstanding, no dividend or other distribution (other than any stock dividend or distribution subject to Section 7 of Schedule 7(c) hereto, any distribution of rights pursuant to a stockholder rights plan contemplated by Section 9 of Schedule 7(c) hereto or any distribution upon a Liquidation) may be declared or paid on the Common Stock or to the holders thereof unless the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”) receive, simultaneously with the distribution to the holders of the Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holders would have received if such shares of Preferred Stock or portion thereof had been fully converted into Common Stock on the date of such event (whether or not such Preferred Stock is then convertible).

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(b)          Dividends in Cash or in Kind. In addition to participation in cash dividends on, or distributions to, Common Stock as set forth in Section 3(a), Holders shall be entitled to receive, and the Corporation shall pay (prior to any distributions made in respect of any Junior Securities and prior to or contemporaneously with any distributions made in respect of any Parity Securities, in each case in respect of the same fiscal quarter), cumulative dividends per share (as a percentage of the Stated Value per share) at the Dividend Rate, payable and compounded quarterly in arrears on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Business Day, the applicable payment, if paid in cash, shall be due on the next succeeding Business Day, and no interest or dividends on such payment shall accrue or accumulate in respect of such delay), in (i) cash out of funds legally available therefor, (ii) by an increase in the Stated Value of the Preferred Stock, or (iii) any combination of clause (i) and (ii), in each case, in an amount equal to the accrued but unpaid dividends due to a Holder in respect of each share of Preferred Stock on the Dividend Payment Date. For the avoidance of doubt, any dividends paid by an increase in the Stated Value pursuant to this Section 3(b) shall be deemed to have been paid in full for all purposes. The default method of payment shall be an increase in the Stated Value unless, at least five Business Days prior to a Dividend Payment Date, the Corporation provides written notice to the Holders of its election to pay in cash and such cash payment is actually and timely made. Dividends shall be paid pro rata for any partial quarter.

(c)          Dividend Calculations. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

Section 4.            Maturity. The Preferred Stock shall be perpetual unless converted or redeemed in accordance with this Certificate of Designation.

Section 5.             Voting Rights.

(a)          The Holders shall be entitled to vote with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock and to receive notice of all stockholders’ meetings in accordance with the Articles of Incorporation and bylaws of the Corporation, and applicable law or regulation or stock exchange rule, as if the Holders of Preferred Stock were holders of Common Stock. When voting with the Common Stock, the Holders shall be entitled to the number of votes per share of Preferred Stock equal to the Stated Value as of the applicable Record Date or other determination date divided by $4.42.

(b)          Each Holder will have one vote per share of Preferred Stock on any matter on which Holders of Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

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Section 6.             Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive, in respect of each share of Preferred Stock, out of the assets, whether capital or surplus, of the Corporation an amount equal to the greater of (i) the applicable Optional Redemption Amount and (ii) the proceeds the Holders would be entitled to receive on the number of shares of Common Stock into which such share of Preferred Stock would then be convertible (whether or not such Preferred Stock is then convertible), after any amount shall be paid to holders of any Senior Securities, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts payable to Holders and the amounts payable to the holders of any Parity Securities, then the entire assets to be distributed to the Holders and the holders of any Parity Securities shall be ratably distributed among the Holders and the holders of any Parity Securities in accordance with the respective amounts that would be payable on shares of Preferred Stock and any Parity Securities if all amounts payable thereon were paid in full. A Change of Control shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 7.             Conversion.

(a)          Conversions at Option of Holder. Subject to Section 7(f) and Section 7(g), each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the applicable Optional Redemption Amount that would have been received by the applicable Holder upon the redemption of the applicable shares of Preferred Stock as of the Conversion Date by the then-applicable Conversion Price (the “Conversion Ratio”). Holders shall effect conversions by (i) providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) and (ii), if applicable, delivering to the Corporation any certificate(s) representing the shares of Preferred Stock to be converted. Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued. If less than all of the shares of Preferred Stock represented by any certificate are so converted, the Corporation shall promptly issue and deliver to the applicable Holder a certificate representing the balance of such shares of Preferred Stock not so converted.

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(b)          Forced Conversion. If (i) the VWAP of the Common Stock for at least 20 Trading Days during the 30 Trading Day period immediately preceding the delivery of a Forced Conversion Notice pursuant to this Section 7(b) (a “Threshold Period”) has been at least 140% of the Conversion Price then in effect, the Corporation may, within one Trading Day after the end of any such Threshold Period, by delivery of a written notice to all Holders (a “Forced Conversion Notice” and the date such notice is delivered to all Holders, the “Forced Conversion Notice Date”), cause each Holder to convert all or any portion of such Holder’s Preferred Stock (as specified in such Forced Conversion Notice, which shall apply to the Holders pro rata based on the number of shares of Preferred Stock held by each of them if such conversion is for less than all of the then outstanding shares of Preferred Stock) into shares of Common Stock at the applicable Conversion Ratio, it being agreed that the “Conversion Date” for purposes of Section 7(b) shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date (such third Trading Day, the “Forced Conversion Date”). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective under any of the following circumstances: (i) if the Forced Conversion Notice is delivered prior to the earlier of (a) the Maturity Date (as defined in the Specified Second Lien Credit Agreement) and (b) the exercise by the lenders of the Term Loan Conversion and Delayed Draw Term Loan Conversion (in each case, as defined in the Specified Second Lien Credit Agreement) pursuant to Sections 11.01 and 11.02 of the Specified Second Lien Credit Agreement, respectively, (ii) if the Corporation has previously exercised the Borrower Conversion Right (as defined in the Specified Second Lien Credit Agreement) pursuant to Section 11.04 of the Specified Second Lien Credit Agreement as to all of the outstanding Term Loan and Delayed Draw Term Loans (in each case, as defined in the Specified Second Lien Credit Agreement) or (iii) if all of the Equity Conditions are not met on both of (A) the applicable Forced Conversion Notice Date and (B) the applicable Forced Conversion Date. For the avoidance of doubt, (i) a Forced Conversion shall be subject to all of the provisions of this Section 7, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions and (ii) the Corporation is not entitled to force the conversion of the Preferred Stock except as expressly provided in this Section 7.

(c)          Conversion Price. The conversion price for the Preferred Stock shall equal $6.15, subject to adjustment as provided in Schedule 7(c) (the “Conversion Price”).

(d)          Mechanics of Conversion.

(i)          Delivery of Underlying Shares Upon Conversion. Not later than three Trading Days after the applicable Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of shares of Common Stock being acquired upon the conversion of the Preferred Stock which, on or after the later of (i) the date specified in Section 13(a) or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (subject to Section 4.2 of the Purchase Agreement).

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(ii)         Obligation Absolute. The Corporation’s obligation to issue and deliver the Underlying Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Underlying Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of its shares of Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue the Underlying Shares upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Underlying Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii)        Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional shares to which a Holder would otherwise be entitled, the Corporation shall, at its election, either (i) pay cash equal to such fraction multiplied by the VWAP of the Common Stock for the Trading Day immediately preceding the applicable Conversion Date or (ii) round up to the next whole share. Whether or not fractional shares would be issuable to any Holder upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock held by such Holder and then being converted.

(iv)        Transfer Taxes and Expenses. The issuance of Underlying Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any service charge or any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Underlying Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Underlying Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Underlying Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Underlying Shares.

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(e)          Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times take all lawful action to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of Common Stock as shall be issuable upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be issuable upon conversion of the Preferred Stock shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(f)          Issuance Limitations. Notwithstanding anything herein or in Schedule 7(c) hereto to the contrary, if the Corporation has not obtained Requisite Stockholder Approval, then the Corporation may not issue, upon conversion of the Preferred Stock, a number of shares of Common Stock in respect of any share of Preferred Stock that would exceed (A) the Stated Value divided by (B) $4.42 (the maximum number of shares issuable because of the foregoing limitation, the “Issuable Maximum”). If the Corporation has not obtained Requisite Stockholder Approval upon conversion of any shares of Preferred Stock subject to the foregoing limitation, then the applicable Holder shall be entitled to receive upon such conversion a number of shares of Common Stock equal to the Issuable Maximum.

(g)          HSR Act. If, in connection with any exercise of any the Holder’s or the Corporation’s conversion rights pursuant to this Section 7, the Corporation or any such Holder determines, after consultation with counsel, that any filings are required to be made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in connection with the acquisition of Common Stock by such Holder pursuant to such conversion, then (i) the Corporation and such Holder shall, and shall cause their respective Affiliates to, undertake commercially reasonable efforts to make or cause to be made promptly the filings required of such party or its Affiliates pursuant to the HSR Act; provided, however, that all fees payable to any governmental authorities relating to filings required to be made pursuant to the HSR Act shall be paid and borne equally by such Holder and the Corporation and (ii) the Conversion Date for such conversion shall not occur prior to the expiration or termination of the waiting period under the HSR Act. In furtherance and not in limitation of the foregoing, the Corporation and such Holder shall, to the extent permissible by law, (i) cooperate with the other party and furnish to the other party all information in such party’s possession that is reasonably necessary in connection with such other party’s filings; (ii) promptly inform the other party of, and supply to such other party copies of, any material communication (or other correspondence or memoranda) from or to, and any proposed understanding or agreement with, any governmental authority in respect of such filings; (iii) consult and cooperate with the other party and provide each other with a reasonable opportunity to provide comments in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any party in connection with all meetings, actions and proceedings with any governmental authority relating to such filings; and (iv) comply, as promptly as is reasonably practicable, with any requests received by such party or any of its Affiliates under the HSR Act for additional information, documents, or other materials. If either party intends to participate in any material communication or meeting with any governmental authority with respect to such filings, it shall give the other party reasonable notice thereof and, to the extent permitted by the governmental authority, an opportunity to participate in any such meeting or communication. Notwithstanding anything in this Section 7(g) to the contrary, in no event shall the Corporation or any of its Affiliates or such Holder or any of its Affiliates be required, under the HSR Act or otherwise, to (i) propose, negotiate, agree to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of such Person, (ii) accept any condition, undertake any obligation, or take or refrain from taking any action that would limit such Person’s freedom of action with respect to, or its ability to own or operate, any of its businesses or assets; (iii) contest, resist or seek to have vacated, lifted, reversed or overturned any governmental order or judicial order that is in effect that prohibits, prevents or restricts the conversion of shares of Preferred Stock; or (iv) litigate or defend against any administrative or judicial action or proceeding (including any proceeding seeking a temporary restraining order or preliminary injunction) challenging any such conversion.

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Section 8.             Optional Redemption.

(a)          Optional Redemption at Election of Corporation. Subject to the provisions of this Section 8, Section 9 and the Holder’s conversion rights pursuant to Section 7(a), at any time after the Original Issue Date, the Corporation may deliver a notice to the Holders (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its election (which shall be irrevocable but may be conditioned on the occurrence of any one or more events) to redeem some or all of the then outstanding Preferred Stock, for cash in an amount equal to the Optional Redemption Amount on the 20th Business Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Corporation covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the Business Day immediately preceding the Optional Redemption Date.

(i)            Optional Redemption Amount. Each share of Preferred Stock redeemed pursuant to this Section 8 shall be redeemed by paying cash in an amount equal to (A) the applicable Stated Value, multiplied by (x) 120%, if the Optional Redemption is consummated on or prior to December 31, 2018, (y) 125%, if the Optional Redemption is consummated after December 31, 2018 and on or prior to December 31, 2019 and (z) 130%, if the Optional Redemption is consummated after December 31, 2019, plus (B) all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of such Preferred Stock as of the Optional Redemption Date (such amount, the “Optional Redemption Amount”).

(ii)           Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be made on the Optional Redemption Date. If any portion of the cash payment for an Optional Redemption has not been paid by the Corporation on the Optional Redemption Date, interest shall accrue thereon until such amount is paid in full at a rate equal to the lesser of 15% per annum or the maximum rate permitted by applicable law.

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(iii)          Limitations on Redemption.

(1)         Any Optional Redemption by the Corporation must be of Preferred Stock having a minimum aggregate Stated Value of $20 million as of the Optional Redemption Notice Date (or such lesser amount if such Optional Redemption is for all of the remaining Preferred Stock).

(2)         The Corporation may consummate no more than one partial Optional Redemption within any 6-month period.

(3)         Any Optional Redemption shall be applied ratably to all of the Holders based on each Holder’s relative ownership of shares of Preferred Stock.

(4)         The Preferred Stock shall only be redeemable as expressly set forth in this Section 8 and Section 9.

Section 9.             Change of Control. On or before the 20th Business Day prior to the consummation of a Change of Control (or, if later, promptly after the Corporation discovers that a Change of Control has occurred or will occur), the Corporation shall provide written notice thereof to the Holders, and in connection with any such Change of Control, each Holder may elect one of the following options (subject to such Change of Control having actually occurred or actually occurring) by notice given to the Corporation within 20 Business Days after the date the Corporation provides such written notice (it being understood that if a Holder fails to timely provide notice of its election to the Corporation, such Holder shall be deemed to have elected the option set forth in clause (b) below):

(a)          cause the Corporation to redeem all of such Holder’s shares of Preferred Stock for cash in an amount per share of Preferred Stock equal to (i) the applicable Optional Redemption Amount in effect immediately prior to the consummation of such Change of Control plus (ii)(x) the applicable Stated Value in effect immediately prior to the consummation of such Change of Control multiplied by (y) 2.5%;

(b)         convert all of such Holder’s shares of Preferred Stock at the Conversion Ratio in effect immediately prior to the consummation of such Change of Control; or

(c)          subject to (i) any adjustments pursuant to Schedule 7(c) and (ii) the Corporation’s (or, if the Corporation is not the surviving entity of such Change of Control, the Corporation’s successor’s) right to redeem the Preferred Stock pursuant to Section 8, continue to hold such Holder’s shares of Preferred Stock.

Section 10.           Negative Covenants. As long as any shares of Preferred Stock are outstanding, without the prior affirmative vote or prior written consent of a Holder Majority, the Corporation shall not, directly or indirectly (whether by way of amendment to the charter documents, merger, recapitalization, or otherwise):

(a)          amend, alter, modify or repeal the Articles of Incorporation or the bylaws of the Corporation, in any manner that materially and adversely affects any rights, preferences, privileges or voting powers of the Preferred Stock or Holders;

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(b)          issue, authorize or create, or increase the issued or authorized amount of, Preferred Stock, any class or series of Senior Securities or any Parity Securities or security convertible into or evidencing the right to purchase any shares of Preferred Stock, Senior Securities or Parity Securities other than equity, the proceeds of which, are used to immediately redeem all of the outstanding shares of Preferred Stock in accordance with Section 8;

(c)          declare or pay any dividends or distributions on, or redeem or repurchase, or permit any of its controlled Subsidiaries to redeem or repurchase, shares of Common Stock or any other shares of Junior Securities other than (i)(A) any stock dividend or distribution subject to Section 7 of Schedule 7(c) hereto, (B) any distribution of rights pursuant to a stockholder rights plan contemplated by Section 9 of Schedule 7(c) hereto or (C) any distribution upon a Liquidation or (ii) redemptions of incentive equity of the Corporation or its Subsidiaries held by employees of the Corporation or its Subsidiaries in connection with the administration of any employee benefit plan of the Corporation in the ordinary course of business;

(d)          authorize, issue or transfer, or permit any of its controlled Subsidiaries to authorize, issue or transfer, any equity (including any obligation or security convertible into, exchangeable for or evidencing the right to purchase any such equity) in any Subsidiary other than (i) equity issued or transferred to the Corporation or another wholly-owned Subsidiary of the Corporation or (ii) equity, the proceeds of which, are used to immediately redeem all of the outstanding shares of Preferred Stock in accordance with Section 8; or

(e)          subject to right of the holders of Common Stock to amend the provisions of the bylaws of the Corporation relating to the number of directors constituting the entire Board of Directors or the manner in which such number of directors is determined (but, for the sake of clarity, without limiting the Holders’ rights pursuant to Section 11), modify the number of directors constituting the entire the Board of Directors at any time when the Holders have the right to designate an Investor Director pursuant to Section 11; provided, that the Corporation may increase the number of directors constituting the entire Board of Directors without the consent of a Holder Majority if the Holders are given the right to designate one or more additional Investor Directors as necessary to cause (i) the number of Investor Director(s) the Holders have the right to designate relative to the number of directors constituting the entire Board of Directors to be in the same proportion as (ii) the number of Underlying Shares then issuable on conversion of the outstanding shares of Preferred Stock relative to the total number of outstanding shares of Common Stock (without regard to the limitation set forth in Section 7(f) and giving effect to the conversion of such shares of Preferred Stock, whether or not then convertible), rounded up or down to the nearest whole director.

For so long as shares of Preferred Stock having an aggregate Optional Redemption Amount of at least $50 million are outstanding, without the prior affirmative vote or prior written consent of a Holder Majority, the Corporation shall not, and shall not permit any of its controlled Subsidiaries to, directly or indirectly (whether by way or amendment to the charter documents, merger, recapitalization, or otherwise):

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(f)          incur any indebtedness or permit to exist any liens on any of the Corporation’s or its Subsidiaries assets or properties, other than (i) indebtedness expressly permitted under Section 6.02 of the Specified Second Lien Credit Agreement and (ii) liens expressly permitted under Section 6.03 of the Specified Second Lien Credit Agreement; provided, that, the Corporation shall only be permitted to refinance, and incur corresponding liens in connection with any refinancing of, “Permitted First Lien Debt,” “Revolving Debt,” “Obligations” and/or any refinancing of debt in respect thereof, as applicable and as each such term is defined in the Specified Second Lien Credit Agreement, in each case, with indebtedness (A) the principal amount of which does not exceed the sum of (x) the total outstanding principal amount of such debt being refinanced, plus (y) any usual and customary accrued and unpaid interest, premium, fees and costs and expenses thereon and (B) that does not contain terms and conditions that are materially adverse to the Preferred Stock or the interests of the Holders relative to the terms and conditions of the indebtedness being refinanced;

(g)          enter into, adopt or agree to any “restricted payment” provisions (or other similar provisions that restrict or limit the payment of dividends on, or the redemption of, the Preferred Stock) under any credit facility, indenture or other similar instrument of the Corporation (including, for the avoidance of doubt, the First Lien Credit Agreement and Second Lien Credit Agreement) that would be more restrictive on the payment of dividends on, or redemption of, the Preferred Stock than those existing as of the Original Issue Date (provided that, for the avoidance of doubt, any decrease in the amount available to make restricted payments under any such provisions that are the result of the Corporation utilizing capacity under such provisions or any decrease in capacity as a result of the operation of such provisions as set forth in any such credit facility, indenture or other similar instrument as of the Original Issue Date shall not require the consent of the Holders pursuant to this Section 10(g));

(h)          liquidate or dissolve the Corporation;

(i)          enter into any material new line of business or fundamentally change the nature of the Corporation’s business (including, for the avoidance of doubt, any acquisition of oil and gas properties outside the Permian Basin); or

(j)          enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval).

Section 11.           Board Representation Rights.

(a)          Subject to Section 11(b), without limiting other rights the Holders and their Affiliates may have, from and after the Original Issue Date, the Holder Majority shall have the exclusive right (but not the obligation), voting separately as a class, to designate to the Board of Directors, the following number of directors (the “Investor Directors”):

(i)            two Investor Directors (subject to increase pursuant to Section 10(e)) for as long as the Underlying Shares then issuable on conversion of the outstanding shares of Preferred Stock (without regard to the limitation set forth in Section 7(f)) represent at least 15% of the total number of outstanding shares of Common Stock (without regard to the limitation set forth in Section 7(f) and giving effect to the conversion of such shares of Preferred Stock, whether or not then convertible); and

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(ii)         one Investor Director (subject to increase pursuant to Section 10(e)) for as long as the Underlying Shares then issuable on conversion of the outstanding shares of Preferred Stock (without regard to the limitation set forth in Section 7(f)) represent at least 7.5% of the total number of outstanding shares of Common Stock (without regard to the limitation set forth in Section 7(f) and giving effect to the conversion of such shares of Preferred Stock, whether or not then convertible).

(b)          Notwithstanding anything herein to the contrary, the number of Investors Directors the Holders shall be entitled to designate pursuant to Section 11(a) shall be reduced if, and only to the extent necessary in order to comply with applicable law or Trading Market rules (as directed in writing by the Commission or the Trading Market on which the Common Stock is then listed) so that the percentage of the number of directors constituting the entire Board of Directors represented by the number of Investor Directors does not exceed the percentage of the outstanding Common Stock represented by the Underlying Shares then issuable on conversion of the outstanding shares of Preferred Stock (without regard to the limitation set forth in Section 7(f) and giving effect to the conversion of such shares of Preferred Stock, whether or not then convertible), rounded up to the nearest whole number of Investor Directors.

(c)          Within ten Business Days after notice to the Corporation by the Holder Majority of the identity of the persons designated to be the initial Investor Directors, subject to confirmation by the Corporation that such initial Investor Directors meet the requirements of Section 11(f), the Corporation shall cause such persons to be appointed to the Board of Directors as the initial Investor Directors. The Corporation shall take all actions within its power to cause all designees designated pursuant to Section 11(a) to be appointed to the Board of Directors.

(d)          Each Investor Director designated pursuant to Section 11(a) shall serve until his or her successor is designated or his or her earlier death, disability, resignation or removal; any vacancy or newly created directorship in the position of an Investor Director while the Holders have the right to appoint such Investor Director pursuant to Section 11(a) may be filled only by the Holder Majority, subject to the fulfillment of the requirements set forth in Section 11(f); and each Investor Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the Holder Majority while the Holders have the right to appoint such Investor Director pursuant to Section 11(a).

(e)          At all times while an Investor Director is serving as a member or observer of the Board of Directors, and following any such Investor Director’s death, disability, resignation or removal, such Investor Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member or observer of the Board of Directors

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(f)          Notwithstanding anything to the contrary, any Investor Director shall be reasonably acceptable to the Board of Directors and the Nominating and Corporate Governance Committee thereof acting in good faith (provided, that, for the avoidance of doubt, any investment professional of Värde Partners, Inc. or its Affiliates shall be deemed reasonably acceptable) and satisfy all applicable Commission and stock exchange requirements regarding service as a regular director of the Corporation and shall comply in all material respects with the Corporation’s corporate governance guidelines as in effect from time to time.

(g)          The right to designate an Investor Director pursuant to Section 11(a) shall automatically terminate at such time as the Holders meet the conditions set forth in Section 11(a)(i) or Section 11(a)(ii), as applicable, and at such time, if requested in writing by the Corporation, any Investor Directors then serving on the Board of Directors in excess of the entitled amount (if less than all then Investor Directors, then as selected by the Holder Majority) shall promptly resign from the Board of Directors.

(h)          To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Corporation and its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to the Holders or any of their respective Affiliates or any of their respective agents, shareholders, members, partners, directors, officers, employees, investment manager, investment advisor, Affiliates or subsidiaries (other than the Corporation and its Subsidiaries), including any director or officer of the Corporation who is also an agent, shareholder, member, partner, director, officer, employee, investment manager, investment advisor, Affiliate or subsidiary of any Investor (each, a “Specified Party”), even if the business opportunity is one that the Corporation or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Specified Party shall have any duty to communicate or offer any such business opportunity to the Corporation or be liable to the Corporation or any of its subsidiaries or any stockholder, including for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, and the Corporation shall indemnify each Specified Party against any claim that such Person is liable to the Corporation or its stockholders for breach of any fiduciary duty, by reason of the fact that such Person (i) participates in, pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another Person or (iii) fails to present any such business opportunity, or information regarding any such business opportunity, to the Corporation or its subsidiaries, unless, in the case of a Person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation.

Section 12.           Issuance of Shares.

(a)          Shares of Common Stock issued upon conversion of shares of Preferred Stock shall be in certificated form unless otherwise determined by the Corporation and permitted by the bylaws of the Corporation and the laws of the State of Nevada.

(b)          Each book-entry notation (and, if applicable, each certificate) representing shares of Preferred Stock shall bear a legend substantially to the following effect:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE IDENTIFIED HEREIN ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION AND A SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 30, 2018, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER AND WILL BE PROVIDED WITHOUT COST, UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER.

(c)          Shares of Preferred Stock shall be in uncertificated, book-entry form as permitted by the bylaws of the Corporation and Nevada law. Within a reasonable time after the issuance or transfer of uncertificated shares and at least annually thereafter, the Corporation shall, or shall cause the Transfer Agent to, send to the registered owner thereof a written statement containing the information specified in subsection 5 of Nevada Revised Statutes Section 78.235. Transfers of shares of Preferred Stock held in uncertificated, book-entry form shall be made only upon the transfer books of the Corporation kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer such shares. The Corporation may refuse any requested transfer until furnished evidence reasonably satisfactory to it that such transfer is made in accordance with the terms of this Certificate of Designation.

Section 13.           Transfers.

(a)          Prior to July 31, 2018, without the consent of the Corporation, no Holder may transfer any Securities other than to an Affiliate of such Holder or in connection with a business combination transaction involving the Corporation. After July 31, 2018, the Securities shall be unrestricted and freely transferable, subject to applicable securities law binding upon such Holder or transfer.

(b)          Notwithstanding anything to the contrary in Section 13(a), Holders may make a bona fide pledge of any or all of its Securities in connection with a bona fide loan or other extension of credit, and any foreclosure by any pledged under such loan or extension of credit on any such pledged Securities (or any sale thereof) shall not be considered a violation of Section 13(a) and the transfer of the Securities by a pledgee who has foreclosed on such loan or extension of credit shall not be considered a violation or breach of Section 13(a).

(c)          Any Person that becomes a Holder pursuant to a transfer under this Section 13 shall be subject to all of the terms and conditions of this Certificate of Designations.

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Section 14.           Miscellaneous.

(a)          Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, e-mail, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Joseph Daches, facsimile number (210) 999-5401, JDaches@lilisenergy.com or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 14. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission (if there is no receipt of notice of a failed delivery to the notice party), if such notice or communication is delivered via e-mail attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Houston, Texas time) on a Business Day, (ii) the next Business Day after the date of transmission (if there is no receipt of notice of a failed delivery to the notice party), if such notice or communication is delivered via e-mail attachment as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Houston, Texas time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)          Information; Notice. If at any time while the Preferred Stock is outstanding the Corporation is not required to file reports under Section 13(a) or 15(d) of the Exchange Act, the Corporation shall provide to the Holders:

(1)         quarterly unaudited financial statements prepared in accordance with GAAP within 45 days after the end of each fiscal quarter, in each case, in form and substance acceptable to the Holder Majority;

(2)         audited annual financial statements prepared in accordance with GAAP within 90 days after the end of each fiscal year of the Corporation (certified by an independent accounting firm of national standing); and

(3)         annually, within 90 days after the end of the fiscal year, a reserve report prepared or audited by a third party engineering firm of national standing in accordance with Commission guidelines with an “as of” date of December 31 of the preceding calendar year.

(c)          Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

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(d)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. The Corporation and each Holder, by acceptance of shares of Preferred Stock, hereby irrevocable and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any district thereof, in any action or proceeding arising out of or relating to this Certificate of Designation, or for recognition or enforcement of any judgment, and each of them hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Corporation and each Holder, by acceptance of shares of Preferred Stock, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Certificate of Designation shall affect any right that any Holder may otherwise have to bring any action or proceeding relating to this Certificate of Designation against the Corporation or its properties in the courts of any jurisdiction. The Corporation hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Certificate of Designation in any court referred to in this Section 14(d). The Corporation and each Holder, by acceptance of shares of Preferred Stock, hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Corporation and each Holder, by acceptance of shares of Preferred Stock, irrevocably consents to service of process in the manner provided for notices in this Certificate of Designation. Nothing in this Certificate of Designation will affect the right of the Corporation or any Holder to serve process in any other manner permitted by law. The Corporation and each Holder, by acceptance of shares of Preferred Stock, hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Certificate of Designation or the transactions contemplated hereby (whether based on contract, tort or any other theory). If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e)          Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(f)          Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

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(g)          Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)          Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(i)           Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement or this Certificate of Designation. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C 9.75% Convertible Participating Preferred Stock.

(j)           Calculations. Any calculations made by the Corporation or Board of Directors pursuant to this Certificate of Designation shall be undertaken and made in good faith.

******

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 31th day of January, 2018.

Name:	Ronald D. Ormand	Name:	Joseph C. Daches
Title:	Executive Chairman	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series C 9.75% Convertible Participating Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Lilis Energy, Inc. a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Preferred Stock owned prior to Conversion:

Number of shares of Preferred Stock to be Converted:

Stated Value of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Preferred Stock subsequent to Conversion:

Address for Delivery:

or

DWAC Instructions:

Broker no:

Account no:

[HOLDER]

By:
Name:
Title:

Annex A to Certificate of Designation

SCHEDULE 7(c)

CONVERSION PRICE ADJUSTMENT PRINCIPLES

Section 1.             Special Definitions. Capitalized terms used but not otherwise defined in this Schedule 7(c) shall have the meaning ascribed to such terms in the Certificate of Designation; for purposes of this Schedule 7(c), the following definitions shall apply:

(a)          “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)          “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(c)          “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 2 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)           shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Common Stock or Preferred Stock;

(ii)           shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;

(iii)          shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors;

(iv)         shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)          shares of Common Stock, Options or Convertible Securities issued pursuant by the Corporation in one or more underwritten public offerings for cash following the Original Issue Date for gross proceeds of $100,000,000;

(vi)         shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition by the Corporation or any of its Subsidiaries of another Person or any assets of any other Person, whether by merger, purchase or otherwise which issuance is consented to by a Holder Majority;

Schedule 7 (c) to Certificate of Designation — Page 1

(vii)         up to 7,058,824 shares of Common Stock issued pursuant to the Purchase and Sale Agreement dated as of January 30, 2018 by and between the Corporation and OneEnergy Operating Partners, LLC (as in effect on the Original Issue Date), plus any additional shares of Common Stock issued pursuant to such Purchase and Sale Agreement as a result of purchase price adjustments provided for therein;

(viii)        the Loans (as defined in the Specified Second Lien Credit Agreement) and the issuance of Common Stock on conversion thereof in accordance with the terms of the Specified Second Lien Credit Agreement; or

(ix)           the Preferred Stock issued on the Original Issue Date (including any increase in the Stated Value resulting from the payment of dividends thereon) and the shares of Common Stock issued on conversion thereof.

(d)          “Effective Conversion Price” shall mean, at any time, the lesser of (i) $5.25 (provided, that such price shall be adjusted in the same manner as the Conversion Price is adjusted upon the occurrence of any event specified in Section 7 below) and (ii) the Conversion Price in effect at such time.

Section 2.             Deemed Issue of Additional Shares of Common Stock.

(a)          If the Corporation at any time or from time to time after the Original Issuance Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities), whether or not such Options or Convertible Securities are then exercisable, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)          If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 3 below, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security triggered by the event which is the subject of the adjustment) to provide for either (1) any increase or decrease in the number (or conversion rate) of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

Schedule 7 (c) to Certificate of Designation — Page 2

(c)          If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 3 below (either because the consideration per share (determined pursuant to Section 4 below) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security triggered by the event which is the subject to the adjustment) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 2(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)          Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 3 below, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)          If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 2 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 2). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 2 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

Schedule 7 (c) to Certificate of Designation — Page 3

Section 3.            Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2 above), without consideration or for a consideration per share less than the Effective Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 multiplied by (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

For purposes of this Section 3, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly-owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Corporation and its wholly-owned Subsidiaries) shall be considered an issuance of Additional Shares of Common Stock for purposes of this Section 3 unless such shares of Common Stock are Exempted Securities.

Section 4.             Determination of Consideration. For purposes of this Schedule 7(c) the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

Schedule 7 (c) to Certificate of Designation — Page 4

(a)          Cash and Property. Such consideration shall:

(i)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest, without deducting any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses relating to the offering of such Additional Shares of Common Stock;

(ii)         insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith jointly by the Board of Directors and the Holders, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the close of business on the date of receipt of such securities;

(iii)        in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith jointly by the Board of Directors and the Holders; and

(iv)        in the event Additional Shares of Common Stock are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners.

(b)          Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2 above, relating to Options and Convertible Securities, shall be determined by dividing

(i)          the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, without deducting any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses relating to the offering of such Options or Convertible Securities, by

Schedule 7 (c) to Certificate of Designation — Page 5

(ii)         the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

Section 5.             Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 3 above, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

Section 6.             Dividends and Distributions to Common Stock. If the Corporation shall, at any time or from time to time after the Original Issue Date, pay a dividend or make any other distribution payable in securities of the Corporation (other than a dividend or distribution of shares of Common Stock, which shall be subject to Section 7, without duplication), cash or other property, then, and in each such event, provision shall be made so that the Holders shall receive upon conversion, in addition to the number of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which the Holder would have been entitled to receive had such Holder’s Preferred Stock or portion thereof been fully converted into Common Stock on the date of such event (whether or not such Preferred Stock is then convertible) and had the Holders thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities, cash or other property receivable by them as aforesaid during such period; provided, that no such provision shall be made if the Holders receive, simultaneously with the distribution to the holders of its Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holders would have received if such shares of Preferred Stock or portion thereof had been fully converted into Common Stock on the date of such event pursuant to Section 3(a) of the Certificate of Designation (whether or not such Preferred Stock is then convertible).

Section 7.             Adjustment to Conversion Price and Common Stock Upon Dividend, Subdivision or Combination of Common Stock. If the Corporation shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced. If the Corporation at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this Section 7 shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

Schedule 7 (c) to Certificate of Designation — Page 6

Section 8.            Adjustment to Conversion Price and Common Stock Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Corporation, (ii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Corporation with or into another Person, (iv) sale of all or substantially all of the Corporation’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 7), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, the Preferred Stock, to the extent they remain outstanding immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall thereafter be convertible for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which the Holders would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holders had converted the Preferred Stock in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction (whether or not such Preferred Stock is then convertible) and acquired the applicable number of Common Stock then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the conversion of the Preferred Stock); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holders’ rights under this Certificate of Designation to insure that the provisions of this Section 8 hereof shall thereafter be applicable, as nearly as possible, to this Certificate of Designation in relation to any shares of stock, securities or assets thereafter acquirable upon conversion of the Preferred Stock (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Corporation, an immediate adjustment in the Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction without regard to any limitations or restrictions on conversion, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger, sale or similar transaction; provided that the foregoing of this parenthetical shall not apply to any such consolidation, merger or similar transaction that constitutes a reincorporation of the Corporation, a holding company formation or a similar reorganization in which, immediately after such transaction, the holders of Common Stock immediately prior to such transaction own all of the common stock of the successor Person in the same proportions as their ownership of Common Stock immediately prior to such transaction). The provisions of this Section 8 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction in which the Preferred Stock will remain outstanding thereafter unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Designation and satisfactory to the Holders, the obligation to deliver to the Holders such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon conversion of the Preferred Stock. Notwithstanding anything to the contrary contained herein (but without modification of any other terms of this Certificate of Designation), with respect to any corporate event or other transaction contemplated by the provisions of this Section 8, the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the conversion rights contained in Section 7 of this Certificate of Designation instead of giving effect to the provisions contained in this Section 8.

Schedule 7 (c) to Certificate of Designation — Page 7

Section 9.             Stockholder Rights Plan. If the Corporation has a stockholder rights plan in effect with respect to the Common Stock upon any conversion, each share of Common Stock issued upon such conversion shall be accompanied by the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Price shall be adjusted pursuant to Section 7 above at the time of separation as if the Corporation distributed such rights to all holders of the Common Stock, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.           Certain Events. If any event of the type contemplated by the provisions of this Schedule 7(c) but not expressly provided for by such provisions (but excluding the issuance or deemed issuance of any Exempted Securities) occurs, then the Corporation shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders in a manner consistent with the provisions of this Schedule 7(c); provided, that no such adjustment pursuant to this Section 10 shall increase the Conversion Price that would otherwise be determined pursuant to this Schedule 7(c).

Section 11.           Certificate as to Adjustment. As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than 10 Business Days thereafter, the Corporation shall furnish to the Holders a certificate of an officer setting forth, in reasonable detail, the event requiring the adjustment, the method by which such adjustment was calculated and describing the kind of any other securities issuable upon conversion of the Preferred Stock and any change in the Conversion Price after giving effect to such adjustment or change. As promptly as reasonably practicable following the receipt by the Corporation of a written request by any Holder, but in any event not later than 10 Business Days thereafter, the Corporation shall furnish to such Lender a certificate of an officer certifying the Conversion Price then in effect.

Schedule 7 (c) to Certificate of Designation — Page 8

Exhibit B

Form of Legal Opinion of Bracewell LLP

[See Attached.]

Exhibit B

January 31, 2018

The Värde Fund VI-A, L.P.

Värde Investment Partners, L.P.

The Värde Fund XI (Master), L.P.

Värde Investment Partners (Offshore) Master, L.P.

The Värde Skyway Master Fund, L.P.

The Värde Fund XII (Master), L.P.

c/o Värde Partners, Inc.

609 Main Street, Suite 3925

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Lilis Energy, Inc., a Nevada corporation (the “Company”), in connection with the purchase today by the Purchasers (as defined below), pursuant to the Securities Purchase Agreement dated as of January 30, 2018 (the “Purchase Agreement”) between the Company and the Purchasers named therein (the “Purchasers”), of 100,000 shares (the “Shares”) of the Company’s Series C 9.75% Convertible Participating Preferred Stock. We have been requested by the Company to render this opinion pursuant to Section 2.2(a)(vi) of the Purchase Agreement.

In connection with the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Purchase Agreement; (ii) the Registration Rights Agreement dated as of January 31, 2018 between the Company and the Purchasers (the “Registration Rights Agreement”); (iii) the articles of incorporation of the Company, as amended to the date hereof, including the Certificate of Designation of Preferences, Rights and Limitations of Series C 9.75% Convertible Participating Preferred Stock (the “Certificate of Designation”), (iv) the bylaws of the Company, as amended to the date hereof; (v) certain resolutions of the Board of Directors of the Company; and (v) the other documents delivered on the date hereof in connection with the closing of the sale and purchase of the Shares pursuant to the Purchase Agreement.

We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters of fact on information obtained from public officials, officers or other representatives of the Company and other sources believed by us to be responsible.

January 31, 2018

In the course of the foregoing investigation, we assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies; (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us; (iii) except to the extent set forth in paragraph 2 below, the due authorization, execution and delivery by the parties thereto of all documents and instruments examined by us; (iv) that, except to the extent set forth in paragraph 2 below, to the extent such documents and instruments purport to constitute agreements of such parties, they constitute valid, binding and enforceable obligations of such parties.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.           No consent, approval, authorization or order of, or filing or registration with, any U.S. federal, Texas or New York governmental agency or authority is required to be obtained or made by the Company for the execution and delivery to the Purchasers by the Company of each of the Securities Purchase Agreement and the Registration Rights Agreement, the execution and filing with the Secretary of State of the State of Nevada by the Company of the Certificate of Designation and the performance by the Company of its obligations under each of the Purchase Agreement, the Registration Rights Agreement and the Certificate of Designation, except for those that (a) have been obtained or made or (b) are not required to have been obtained or made as of the date hereof.

2.           Insofar as matters of execution and delivery are governed by the law of the State of New York, each of the Purchase Agreement and the Registration Rights Agreement has been duly executed by the Company under the law of the State of New York. Each of the Purchase Agreement and the Registration Rights Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.           The execution and delivery to the Purchasers by the Company of each of the Securities Purchase Agreement and the Registration Rights Agreement, the execution and filing with the Secretary of State of the State of Nevada by the Company of the Certificate of Designation and the performance by the Company of its obligations under each of the Purchase Agreement, the Registration Rights Agreement and the Certificate of Designation do not violate (a) any U.S. federal, Texas or New York statute or any rule or regulation of any U.S. federal, Texas or New York governmental agency or authority having jurisdiction over the Company or any of its subsidiaries, or (b) any agreement listed on Exhibit A hereto (each, a “Specified Agreement”), except that we express no opinion with respect to any violation of any Specified Agreement that is not readily ascertainable from the face of any such Specified Agreement or any violation of any Specified Agreement that arises under or is based upon (i) any cross-default or similar provision contained in such Specified Agreement insofar as it relates to a default, event of default, violation or similar event or circumstance under any agreement, instrument, document, decree or order not identified to us, or (ii) any covenant or other provision of a financial or numerical nature or that requires any computation or any subjective determination to be made by any party.

January 31, 2018

4.           The Company is not required to be registered as an “investment company” under, and as defined in, the Investment Company Act of 1940, as amended.

5.           Assuming (a) the accuracy of the representations and warranties of the Company and the Purchasers contained in Article III of the Purchase Agreement, (b) that neither the Company nor any person acting on its behalf has engaged in any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the issuance of the Shares and the offer of the Shares and the shares of common stock of the Company (the “Common Stock”) issuable upon conversion of the Shares, (c) that the issuance of the Shares and the offer of the Shares and the shares of Common Stock issuable upon conversion of the Shares will not be integrated with any other offer or sale of securities of the Company within the meaning of Rule 502(a) under the Securities Act, and (d) that no commission or other remuneration is paid or given directly or indirectly for soliciting the conversion of the Shares, it is not necessary in connection with (i) the issuance and sale of the Shares to the Purchasers pursuant to the Purchase Agreement or (ii) the issuance of shares of Common Stock upon conversion of the Shares in accordance with the terms of the Certificate of Designation to register the Shares or the shares of Common Stock issuable upon conversion of the Shares under the Securities Act. We express no opinion, however, as to when or under what circumstances any securities acquired by the Purchasers may be reoffered or resold.

The foregoing opinion is, with your approval, predicated upon and qualified in its entirety by the following:

a.           The foregoing opinion is based on and is limited to the laws of the State of Texas and the State of New York and the relevant federal law of the United States of America. We express no opinion with respect to the law of any other jurisdiction or with respect to the state securities or blue sky laws of any jurisdiction. We also express no opinion with respect to the anti-fraud provisions of the federal securities laws.

b.           The enforceability of the obligations of the Company under the Purchase Agreement and the Registration Rights Agreement is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company to perform covenants. We express no opinion as to the validity, binding effect or enforceability of any provisions of the Purchase Agreement and the Registration Rights Agreement that require payment of liquidated damages or interest at a rate or in an amount that a court would determine under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, we express no opinion with respect to the validity, binding effect or enforceability of any provisions in the Purchase Agreement and the Registration Rights Agreement with respect to waiver, delay, extension or omission of notice or enforcement of rights or remedies, waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other non-waivable benefits provided by operation of law. In addition, the enforceability of any exculpatory, indemnification or contribution provisions contained in the Registration Rights Agreement may be limited by applicable law or public policy.

January 31, 2018

This opinion is solely for your benefit, in your capacity as the Purchasers under the Purchase Agreement, and may not be used or relied upon by you in any other capacity or for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our express prior written authorization. Except for the use permitted herein, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization.

The opinion expressed herein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied upon as such. The opinion expressed herein is as of the date hereof, and we expressly disclaim any responsibility to update our opinion after the date hereof. This opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

Very truly yours,

Bracewell LLP

Exhibit A

Specified Agreements

1.	Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018, by and among Lilis Energy, Inc., the Guarantors party thereto, the Lenders party thereto and Riverstone Credit Management, LLC, as administrative agent and collateral agent

2.	Credit Agreement, dated as of April 26, 2017, by and among Lilis Energy, Inc., the Guarantors party thereto, the Lenders party thereto and Wilmington Trust, National Association, as administrative agent, as amended by Amendment No. 1 thereto dated as of October 3, 2017, Amendment No. 2 thereto dated as of October 19, 2017, Amendment No. 3 thereto dated as of November 10, 2017 and Amendment No. 4 thereto dated as of January 31, 2018

3.	Registration Rights Agreement, dated as of April 26, 2017, by and among Lilis Energy, Inc. and the Lenders party thereto

4.	Registration Rights Agreement, dated as of February 28, 2017, by and among the Company and the Purchasers party thereto

Exhibit C

Form of Registration Rights Agreement

[See Attached.]

Exhibit C

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

LILIS ENERGY, INC.

AND

THE PURCHASERS PARTY HERETO

table of contents

ARTICLE I
DEFINITIONS		- 1 -
Section 1.01	Definitions.	- 1 -
Section 1.02	Registrable Securities.	- 4 -

ARTICLE II
REGISTRATION RIGHTS		- 4 -
Section 2.01	Shelf Registration.	- 4 -
Section 2.02	Underwritten Shelf Offering Requests.	- 7 -
Section 2.03	Delay and Suspension Rights.	- 8 -
Section 2.04	Piggyback Registration Rights.	- 9 -
Section 2.05	Participation in Underwritten Offerings.	- 11 -
Section 2.06	Registration and Sale Procedures.	- 11 -
Section 2.07	Cooperation by Holders.	- 14 -
Section 2.08	Restrictions on Public Sales by Holders.	- 14 -
Section 2.09	Expenses.	- 14 -
Section 2.10	Indemnification and Contribution.	- 15 -
Section 2.11	Rule 144 Reporting.	- 17 -
Section 2.12	Transfer or Assignment of Registration Rights.	- 18 -
Section 2.13	Other Registration Rights.	- 18 -

ARTICLE III
MISCELLANEOUS		- 18 -
Section 3.01	Communications.	- 18 -
Section 3.02	Successors and Assigns.	- 19 -
Section 3.03	Recapitalization, Exchanges, Etc. Affecting the Shares.	- 19 -
Section 3.04	Aggregation of Registrable Securities.	- 19 -
Section 3.05	Specific Performance.	- 19 -
Section 3.06	Counterparts.	- 20 -
Section 3.07	Headings.	- 20 -
Section 3.08	Governing Law.	- 20 -
Section 3.09	Severability of Provisions.	- 20 -
Section 3.10	Entire Agreement.	- 20 -
Section 3.11	Amendment.	- 21 -
Section 3.12	No Presumption.	- 21 -
Section 3.13	Obligations Limited to Parties to Agreement.	- 21 -
Section 3.14	Independent Nature of Holders’ Obligations.	- 21 -
Section 3.15	Interpretation.	- 22 -

Annex A – Selling Stockholder Notice and Questionnaire

-i-

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 31, 2018, by and among Lilis Energy, Inc., a Nevada corporation (the “Company”), and the purchasers party hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made pursuant to the Securities Purchase Agreement, dated as of January 30, 2018 (the “Purchase Agreement”), among the Company and the Purchasers, pursuant to which the Purchasers will acquire shares of Preferred Stock (as defined in the Purchase Agreement) of the Company on the date hereof; and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01         Definitions.

Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Commission” means the U.S. Securities and Exchange Commission, including the staff thereof as applicable.

“Common Share Price” means the volume weighted average closing price of the Common Stock (as reported by the Primary Exchange on which the Common Stock is then traded) for the ten (10) trading days immediately preceding the date on which the determination is made (or, if such price is not available, as determined in good faith by the Board of Directors).

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Company Securities” has the meaning specified therefor in Section 2.04(c)(i).

“Effective Date” has the meaning specified therefor in Section 2.01(a).

“Effectiveness Period” has the meaning specified therefor in Section 2.01(e).

“Expenses” has the meaning specified therefor in Section 2.10(a).

“Holder” means the record holder of any Registrable Securities; provided, that each record holder of shares of Preferred Stock shall be deemed to be the record holder of the Registrable Securities issuable upon conversion of such shares of Preferred Stock for purposes of this definition and all other references in this Agreement to holding or owning Registrable Securities.

“Indemnified Party” has the meaning specified therefor in Section 2.10(c).

“Indemnifying Party” has the meaning specified therefor in Section 2.10(c).

“Liquidated Damages” has the meaning specified in Section 2.01(c)

“Liquidated Damages Multiplier” means the aggregate purchase price for the shares of the Preferred Stock purchased pursuant to the Purchase Agreement.

“Losses” has the meaning specified therefor in Section 2.10(a).

“Majority Holders” means, at any time, the Holder or Holders of more than fifty percent (50%) of the Registrable Securities at such time.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“Other Securities” has the meaning specified therefor in Section 2.04(c)(i).

“Piggybacking Holder” has the meaning specified therefor in Section 2.04(a).

“Piggyback Underwritten Offering” has the meaning specified therefor in Section 2.04(a).

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Registration Default” has the meaning specified therefor in Section 2.01(c).

“Registration Default Period” has the meaning specified therefor in Section 2.01(c).

“Registrable Securities” means the shares of Common Stock issuable upon conversion of the shares of Preferred Stock pursuant to the terms of the Certificate of Designation, in each case until such Registrable Securities cease to be Registrable Securities pursuant to Section 1.02.

“Registrable Securities Amount” means the Common Share Price times the number of applicable Registrable Securities.

“Registration Expenses” means all expenses, other than Selling Expenses, incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of counsel to the Company and the independent public accountants for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and the reasonable fees and expenses of one counsel for all Holders.

“Registration Statement” means (a) the Shelf Registration Statement and (b) any other registration statement of the Company filed or to be filed with the Commission under the Securities Act in which Registrable Securities are or, as the context requires, may be included in the securities registered thereby pursuant to this Agreement.

“Requesting Holder” has the meaning specified therefor in Section 2.02(a).

“Requesting Holder and Shelf Piggybacking Holder Securities” has the meaning specified therefor in Section 2.02(c)(i).

“Rule 415 Limitation” has the meaning specified therefor in Section 2.01(b).

“Section 2.02 Maximum Number of Shares” has the meaning specified therefor in Section 2.02(c).

“Section 2.04 Maximum Number of Shares” has the meaning specified therefor in Section 2.04(c).

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities, (c) costs or expenses related to any roadshows conducted in connection with the marketing of any Shelf Underwritten Offering, and (d) fees and expenses of any counsel engaged by any Holder that are not expressly included in Registration Fees.

“Selling Holder” means a Holder selling Registrable Securities pursuant to a Registration Statement.

“Selling Stockholder Questionnaire” has the meaning specified therefor in Section 2.07.

“Shelf Piggybacking Holder” has the meaning specified therefor in Section 2.02(b).

“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a), subject to Section 2.01(f).

“Shelf Underwritten Offering” has the meaning specified therefor in Section 2.02(a).

“Underwritten Offering” means an offering (including an offering pursuant to the Shelf Registration Statement) in which shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Underwritten Offering Filing” means (a) with respect to a Shelf Underwritten Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Shelf Underwritten Offering, and (b) with respect to a Piggyback Underwritten Offering, (i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (ii) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Piggyback Underwritten Offering.

Section 1.02         Registrable Securities.

Any Registrable Security will cease to be a Registrable Security when (a) a Registration Statement covering such Registrable Security has become effective under the Securities Act and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) such Registrable Security is held by the Company or one of its Subsidiaries; (d) such Registrable Security has been sold or disposed of in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such Registrable Security pursuant to Section 2.12; or (e) such Registrable Security becomes eligible for resale without restriction and without volume limitations or the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act. Any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security, and any security that is issued or distributed in respect of a security that has ceased to be a Registrable Security shall not be a Registrable Security.

ARTICLE II
REGISTRATION RIGHTS

Section 2.01         Shelf Registration.

(a)          The Company shall prepare and file with the Commission, and use commercially reasonable efforts to cause to be declared effective as soon as practicable after the filing thereof, but in no event later than July 30, 2018 (the “Effective Date”), a Registration Statement under the Securities Act relating to the offer and sale of all the Registrable Securities by the Holders thereof (the “Shelf Registration Statement”) from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act. Promptly following the effective date of the Shelf Registration Statement, the Company shall notify the Holders of the effectiveness thereof.

(b)          Notwithstanding anything in Section 2.01(a), if for any reason the Commission does not permit the Company to include any or all of the Registrable Securities in the initial Shelf Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Registrable Securities by the Holders (a “Rule 415 Limitation”), or the Commission informs the Company that any of the Selling Holders would be deemed to be statutory underwriters, the Company shall notify the Holders thereof and use commercially reasonable efforts to promptly file amendments to the initial Shelf Registration Statement as required by the Commission and/or withdraw the initial Shelf Registration Statement and file a new registration statement on Form S-3 or such other form available for registration of the Registrable Securities as a secondary offering, in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission and avoid the Selling Holders being deemed to be statutory underwriters; provided, however, that prior to such amendment or subsequent Shelf Registration Statement, the Company shall be obligated to use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities and against the Selling Holders’ being deemed statutory underwriters in accordance with Commission guidance, including without limitation, the Compliance and Disclosure Interpretation “Securities Act Rules” No. 612.09, and the Securities Act. In the event the Company amends the initial Shelf Registration Statement or files a subsequent Shelf Registration Statement, as the case may be, the Company will use commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission, Commission guidance or the Securities Act, one or more additional Shelf Registration Statements covering those Registrable Securities not included in the initial Shelf Registration Statement as amended or any subsequent Shelf Registration Statement previously filed. The number of Registrable Securities that may be included in each such Shelf Registration Statement shall be allocated among the Holders thereof in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as is necessary to avoid the Selling Holders being deemed to be statutory underwriters. If the Commission requires the Company to name any Holder as a statutory underwriter and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Shelf Registration Statement and the Company shall have no further obligations under this Section 2.01 or Section 2.02 with respect to the Registrable Securities held by such Holder.

(c)          If (i) the Shelf Registration Statement required by Section 2.01(a) does not become or is not declared effective by the Effective Date or (ii) the Shelf Registration Statement is declared effective but (A) the Shelf Registration Statement shall thereafter be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such Shelf Registration Statement (except as specifically permitted pursuant to Section 2.03) without being succeeded by an additional Shelf Registration Statement filed and declared effective within 3 Business Days, (B) the use of any prospectus that is a part of the Shelf Registration Statement is suspended pursuant to Section 2.03 in excess of the number of days permitted thereby or (C) except as addressed by the foregoing clauses (A) and (B) or except as expressly permitted by Section 2.03, the Shelf Registration Statement fails to be available for the resale by the Holders of all the Registrable Securities required to be included therein during the Effectiveness Period (each such event referred to in clauses (i) and (ii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then each Holder shall be entitled to a payment (with respect to each of the Holder’s pro rata share of Registrable Securities as liquidated damages (which liquidated damages will not be exclusive of any other remedies available in equity, including, without limitation, specific performance) and not as a penalty), (x) for the first 90 days following the occurrence of such Registration Default, an amount equal to 0.25% of the Liquidated Damages Multiplier, which shall accrue daily, and (y) for each non-overlapping 90-day period beginning on the 91st day thereafter, an amount equal to the amount set forth in clause (x) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 90 days (i.e., 0.5% for 91-180 days, 0.75% for 181-270 days, 1.0% for 271-360, etc.), which shall accrue daily, up to a maximum amount equal to 2.5% of the Liquidated Damages Multiplier per non-overlapping 90-day period (the “Liquidated Damages”), until such time as such Registration Default is cured or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within 10 Business Days after the end of each such 90-day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than 90 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

(d)          The Company may request a waiver of all or any portion of the Liquidated Damages, which may be granted by the consent of the Majority Holders, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities.

(e)          The Shelf Registration Statement shall be on Form S-3 (or any equivalent or successor form) under the Securities Act or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statements as is then available to effect a registration for resale of the Registrable Securities; provided, however, that if the Company has filed the Shelf Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form or forms, the Company shall (i) file a post-effective amendment to the Shelf Registration Statement converting such Registration Statement on Form S-1 to a Registration Statement on Form S-3 or any equivalent or successor form or forms or (ii) withdraw the Shelf Registration Statement on Form S-1 and file a subsequent Shelf Registration Statement on Form S-3 or any equivalent or successor form or forms.

(f)           Unless otherwise specifically stated herein, the term “Shelf Registration Statement” shall refer individually to the initial Shelf Registration Statement and to each subsequent Shelf Registration Statement, if any, filed pursuant to Section 2.01(b) or Section 2.01(e).

(g)          The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available for the resale of all the Registrable Securities by the Holders until all of the Registrable Securities have ceased to be Registrable Securities (the “Effectiveness Period”).

(h)          When effective, the Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Shelf Registration Statement, in the light of the circumstances under which such statements are made).

Section 2.02         Underwritten Shelf Offering Requests.

(a)          In the event that any Holder or group of Holders elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $20,000,000 from such Underwritten Offering (including proceeds attributable to any Registrable Securities included in such Underwritten Offering by any Shelf Piggybacking Holders), the Company shall, at the request (a “Shelf Underwritten Offering Request”) of such Holder or Holders (in such capacity, a “Requesting Holder”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the underwriter or underwriters selected pursuant to Section 2.02(d) and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and/or the Requesting Holders in order to expedite or facilitate the disposition of, subject to Section 2.02(c), such Registrable Securities and the Registrable Securities requested to be included by any Shelf Piggybacking Holder (a “Shelf Underwritten Offering”); provided, however, that the Company shall have no obligation to facilitate or participate in more than one Shelf Underwritten Offering in any 180-day period or more than two Shelf Underwritten Offerings per calendar year.

(b)          If the Company receives a Shelf Underwritten Offering Request, it will give written notice of such proposed Shelf Underwritten Offering to each Holder (other than the Requesting Holder) that, together with such Holder’s Affiliates, holds at least $5,000,000 of Registrable Securities calculated based on the Registrable Securities Amount, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the related Underwritten Offering Filing and, if known, the number of shares of Common Stock that are proposed to be included in such Shelf Underwritten Offering, and of such Holders’ rights under this Section 2.02(b). Such notice shall be given promptly (and in any event at least five Business Days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Shelf Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises the Company and the Requesting Holder that the giving of notice pursuant to this Section 2.02(b) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering); and provided further, that the Company shall not so notify any such other Holder that has notified the Company (and not revoked such notice) requesting that such Holder not receive notice from the Company of any proposed Shelf Underwritten Offering. Each such Holder shall then have four Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.2(b) to request inclusion of Registrable Securities in the Shelf Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and include such other information as is requested pursuant to clause (i) of Section 2.05(c)) (any such Holder making such request, a “Shelf Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Shelf Underwritten Offering.

(c)          If the Managing Underwriter of the Shelf Underwritten Offering shall inform the Company and the Requesting Holders in writing, with a copy to be provided upon request to any Shelf Piggybacking Holder, of its belief that the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by the Requesting Holders and any Shelf Piggybacking Holders (and any other shares of Common Stock requested to be included by any other Persons having registration rights with respect to such offering) would materially adversely affect such offering, then the Company shall include in the applicable Underwritten Offering Filing, to the extent of the total number of Registrable Securities that the Company is so advised can be sold in such Shelf Underwritten Offering without so materially adversely affecting such offering (the “Section 2.02 Maximum Number of Shares”), Registrable Securities in the following priority:

(i)          First, all Registrable Securities that the Requesting Holder and Shelf Piggybacking Holders requested to be included therein (the “Requesting Holder and Shelf Piggybacking Holder Securities”) (pro rata among the Requesting Holders and Shelf Piggybacking Holders based on the number of Registrable Securities each requested to be included; and

(ii)         Second, to the extent that the number of Requesting Holder and Shelf Piggybacking Holder Securities is less than the Section 2.02 Maximum Number of Shares, the shares of Common Stock requested to be included by any other Persons having registration rights with respect to such offering, pro rata among such other Persons based on the number of shares of Common Stock each requested to be included.

(d)          The Company shall select the Managing Underwriter and any other underwriters in connection with such Shelf Underwritten Offering. The Requesting Holders shall determine the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Shelf Underwritten Offering, subject to Section 2.03.

Section 2.03         Delay and Suspension Rights.

Notwithstanding any other provision of this Agreement, the Company may (a) delay filing or effectiveness of the Shelf Registration Statement (or any amendment thereto) or effecting a Shelf Underwritten Offering or (b) suspend the Holders’ use of any prospectus that is a part of a Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in such Shelf Registration Statement (provided that in no event shall such notice contain any material non-public information regarding the Company) (in which event such Holder shall immediately discontinue sales of Registrable Securities pursuant to such Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case for a period of up to 60 days, if the Company determines (i) that such delay or suspension is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (ii) that such registration or offering would render the Company unable to comply with applicable securities laws or (C) that such registration or offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that in no event shall any Suspension Periods collectively exceed an aggregate of 120 days in any twelve-month period.

Section 2.04         Piggyback Registration Rights.

(a)          Subject to Section 2.04(c), if the Company at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Common Stock for its own account or for the account of any other Persons who have or have been granted registration rights (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to each Holder that, together with such Holder’s Affiliates, holds at least the $5,000,000 of Registrable Securities calculated based on the Registrable Securities Amount, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Common Stock that are proposed to be included in such Piggyback Underwritten Offering, and of such Holders’ rights under this Section 2.04(a). Such notice shall be given promptly (and in any event at least five Business Days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Piggyback Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises the Company that the giving of notice pursuant to this Section 2.04(a) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering). Each such Holder shall then have four Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.04(a) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and include such other information as is requested pursuant to clause (i) of Section 2.05(c)) (any such Holder making such request, a “Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2.04(c), the Company shall use commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by the Piggybacking Holders; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.04(a) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to the Piggybacking Holders (which such Holders will hold in strict confidence) and (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable.

(b)          Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw.

(c)          If the Managing Underwriter of the Piggyback Underwritten Offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering, when added to the number of shares of Common Stock proposed to be offered by the Company or such other Persons who have or have been granted registration rights (and any other shares of Common Stock requested to be included by any other Persons having registration rights on parity with the Piggybacking Holders with respect to such offering), would materially adversely affect such offering, then the Company shall include in such Piggyback Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so materially adversely affecting such offering (the “Section 2.04 Maximum Number of Shares”), shares of Common Stock in the following priority:

(i)          First, if the Piggyback Underwritten Offering is for the account of the Company, all shares of Common Stock that the Company proposes to include for its own account (the “Company Securities”) or, if the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, all shares of Common Stock that such Persons propose to include (the “Other Securities”); and

(ii)         Second, if the Piggyback Underwritten Offering is for the account of the Company, to the extent that the number of Company Securities is less than the Section 2.04 Maximum Number of Shares, the shares of Common Stock requested to be included by the Piggybacking Holders; and holders of any other shares of Common Stock requested to be included by Persons having rights of registration on parity with the Piggybacking Holders with respect to such offering, pro rata among the Piggybacking Holders and such other holders based on the number of shares of Common Stock each requested to be included and, if the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, to the extent that the number of Other Securities is less than the Section 2.04 Maximum Number of Shares, the shares of Common Stock requested to be included by the Piggybacking Holders, pro rata among the Piggybacking Holders.

(d)          The Company or the other Persons who have or have been granted registration rights initiating such Piggyback Underwritten Offering (if so entitled pursuant to such registration rights), as applicable, shall select the underwriters in any Piggyback Underwritten Offering and shall determine the pricing of the shares of Common Stock offered pursuant to any Piggyback Underwritten Offering, the applicable underwriting discounts and commissions and the timing of any such Piggyback Underwritten Offering.

Section 2.05         Participation in Underwritten Offerings.

(a)          In connection with any Underwritten Offering contemplated by Section 2.02 or Section 2.04, the underwriting agreement into which each Selling Holder and the Company shall enter into shall contain such representations, covenants, indemnities (subject to Section 2.10) and other rights and obligations as are customary in Underwritten Offerings by the Company. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and information provided by such Selling Holder for inclusion in the Registration Statement relating thereto and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(b)          Any participation by Holders in a Piggyback Underwritten Offering shall be in accordance with the plan of distribution of (i) the Company, if such Piggyback Underwritten Offering is for the account of the Company, or (ii) any other Persons who have or have been granted registration rights, if the Piggyback Underwritten Offering is for the account of such other Persons.

(c)          In connection with any Piggyback Underwritten Offering in which any Holder has the right to include Registrable Securities pursuant to Section 2.04, such Holder agrees (i) to supply any information reasonably requested by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering (including a Selling Stockholder Questionnaire) and (ii) to execute and deliver any agreements and instruments being executed by all holders on substantially the same terms reasonably requested by the Company or the Managing Underwriter, as applicable, to effectuate such registered offering, including, without limitation, underwriting agreements (subject to Section 2.05(a)), custody agreements, lock-up agreements pursuant to which such Holder agrees not to sell or purchase any securities of the Company for the same period of time following the registered offering as is agreed to by the Company and the other participating holders or such shorter period as the Managing Underwriter shall agree to, powers of attorney and questionnaires.

(d)          If the Company or the Managing Underwriter, as applicable, requests that the Holders take any of the actions referred to in clause (ii) of Section 2.05(c), the Holders shall take such action promptly but in any event within two Business Days following the date of such request.

Section 2.06         Registration and Sale Procedures.

In connection with its obligations under this Article II and with respect to each Registration Statement that includes Registrable Securities, the Company will:

(a)          promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(b)          make available to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement, any prospectus used in connection therewith or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement, prospectus or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered thereby;

(c)          if applicable, use commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify, take any action that would subject the Company to any material tax in any such jurisdiction where it is not then so subject, or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)          promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any prospectus or prospectus supplement thereto;

(e)          (i) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which such statements were made); (B) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and (ii) following the provision of such notice, as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)           upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the Registration Statement;

(g)          otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h)          cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(i)           use commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(j)           provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of the Registration Statement;

(k)          if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(l)           in connection with an Underwritten Offering, use commercially reasonable efforts to provide to each Selling Holder a copy of any auditor “comfort” letters, customary legal opinions or reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company, in each case that have been provided to the Managing Underwriter in connection with the Underwritten Offering; and

(m)         make available for inspection by any Selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, that the Company need not disclose any non-public information to any such person unless and until such person has entered into a confidentiality agreement with the Company.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.06, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.06 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.07         Cooperation by Holders.

The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement who has failed to furnish, within five Business Days of a request by the Company, such information that the Company determines, after consultation with its counsel, is reasonably required in order for the Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act. The Company may require each Holder to furnish to the Company a written statement as to the number of shares of Common Stock beneficially owned by such Holder. Without limiting the foregoing, with respect to the Shelf Registration Statement, each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Stockholder Questionnaire”) on a date that is not less than 45 days after the Closing Date or three Business Days following the date on which such Holder receives draft materials in accordance with Section 2.06(b).

Section 2.08         Restrictions on Public Sales by Holders.

Each Holder agrees not to effect any public sale or distribution of Registrable Securities for a period of up to 60 days following completion of an Underwritten Offering of equity securities by the Company; provided that (i) the Company gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such Underwritten Offering on the Company or on the officers or directors or any other shareholder of the Company on whom a restriction is imposed and (iii) the restrictions set forth in this Section 2.08 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Selling Holder; provided further, that this Section 2.08 shall not apply to any Holder that, together with such Holder’s Affiliates, holds less than 5% of the outstanding shares of Common Stock.

Section 2.09         Expenses.

The Company will pay all reasonable Registration Expenses as determined in good faith. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.10         Indemnification and Contribution.

(a)          Indemnification by the Company. The Company will indemnify and hold harmless each Selling Holder, its directors, officers managers, employees, investment managers, agents and Affiliates and each other Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several (collectively, “Losses”) to which such Selling Holder or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any preliminary prospectus, free writing prospectus or final prospectus contained therein or related thereto, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statements were made), or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulations promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance required under this Agreement, and the Company will reimburse such Selling Holder and each such director, officer, manager, employee, investment manager, agent, Affiliate and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses, actions or proceedings (collectively, “Expenses”); provided that the Company shall not be liable in any such case to the extent that any such Losses or Expenses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, free writing prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing or electronically by or on behalf of such Selling Holder expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling person and shall survive the transfer of such securities by such Selling Holder.

(b)          Indemnification by Selling Holders. Each Selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each director of the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange from and against any Losses to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, and will reimburse them for any Expenses reasonably incurred by any of them (in each case in the same manner and to the same extent as set forth in Section 2.10(a)), insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) or Expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any preliminary prospectus, free writing prospectus or final prospectus contained therein or related thereto, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statements were made), if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company in writing or electronically by or on behalf of such Selling Holder expressly for use in the preparation thereof (it being understood that any Selling Stockholder Questionnaire furnished by such Selling Holder is furnished expressly for this purpose). Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Selling Holder.

(c)          Notices of Claims; Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.10(a) or Section 2.10(b), such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.10, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other Expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (ii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party that are not available to the Indemnifying Party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties (plus one firm of local counsel for all Indemnified Parties in each relevant jurisdiction)), and the Indemnifying Party shall be liable for any Expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d)          Contribution.

(i)          If the indemnification provided for in this Section 2.10 is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company (on the one hand) and any Selling Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii)         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.10(d)(i). The amount paid or payable by an Indemnified Party as a result of the Losses referred to in Section 2.10(d)(i) shall be deemed to include, subject to the limitations set forth above, any Expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)          Limitation of Holders’ Liability. Notwithstanding the provisions of this Section 2.10, no Holder shall be liable for indemnification or contribution pursuant to this Section 2.10 for any amount in excess of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to a Registration Statement.

(f)           Indemnification Payments. The indemnification and contribution required by this Section 2.10 shall be made by periodic payments of the amount of any such Losses or Expenses as and when bills are received or such Losses or Expenses are incurred.

Section 2.11         Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)          make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)          file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)          so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.12         Transfer or Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II may be transferred or assigned by the Holders to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, the transferee, the number of Registrable Securities transferred or assigned to such transferee or assignee, together with any other Registrable Securities held by such transferee or assignee, shall be at least $5,000,000 in Registrable Securities calculated based on the Registrable Securities Amount, (b) the Company is given written notice prior to such transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the transferor under this Agreement.

Section 2.13         Other Registration Rights.

From and after the date hereof, the Company shall not, without the prior written consent of the Majority Holders, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company for such Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders hereunder; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with a Requesting Holder or a Shelf Piggybacking Holder in a Shelf Underwritten Offering.

ARTICLE III
MISCELLANEOUS

Section 3.01         Communications.

All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, courier service or personal delivery:

(a)          if to a Purchaser, to such Purchaser at its notice address set forth in the Purchase Agreement;

(b)          if to any Holder other than a Purchaser, to such Holder at the address provided pursuant to Section 2.12; and

(c)          if to the Company, to it at:

300 E. Sonterra Blvd., Suite 1220
San Antonio, Texas 78258
Attention: General Counsel
Email: AFuchs@lilisenergy.com

; or, in each case, to such other address for such party as shall have been communicated by such party by like notice.

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent by electronic mail; and when actually received, if sent by courier service.

Section 3.02         Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein; provided, however, that all or any portion of the rights and obligations of any Holder under this Agreement may be transferred or assigned by such Holder only in accordance with Section 2.12.

Section 3.03         Recapitalization, Exchanges, Etc. Affecting the Shares.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.04         Aggregation of Registrable Securities.

All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.05         Specific Performance.

Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.06         Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07         Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08         Governing Law.

THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT), WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION AGAINST ANY PARTY RELATING TO THE FOREGOING SHALL BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF NEW YORK, AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF NEW YORK OVER ANY SUCH ACTION. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 3.09         Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10         Entire Agreement.

This Agreement, the Purchase Agreement and the Certificate of Designations is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11         Amendment.

This Agreement may be amended only by means of a written amendment signed by the Company and the Majority Holders; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12         No Presumption.

If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13         Obligations Limited to Parties to Agreement.

Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Holders and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Holder hereunder.

Section 3.14         Independent Nature of Holders’ Obligations.

The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

Section 3.15         Interpretation.

Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Holder under this Agreement, such action shall be in such Holder’s sole discretion unless otherwise specified.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

COMPANY:

LILIS ENERGY, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SEVERALLY AND NOT JOINTLY FOR EACH ENTITY LISTED BELOW:

By:

Name:

Title:

THE VÄRDE FUND VI-A, L.P., as a Purchaser
By: Värde Investment Partners G.P., LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

VÄRDE INVESTMENT PARTNERS, L.P., as a Purchaser
By: Värde Investment Partners G.P., LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

THE VÄRDE FUND XI (MASTER), L.P., as a Purchaser
By: Värde Fund XI G.P., LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

VÄRDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P., as a Purchaser
By: Värde Investment Partners G.P., LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

THE VÄRDE SKYWAY MASTER FUND, L.P., as a Purchaser
By: The Värde Skyway Fund G.P., LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

THE VÄRDE FUND XII (MASTER), L.P., as a Purchaser
By: The Värde Fund XII G.P., LLC, its General Partner
By: The Värde Fund XII UGP, LLC, its General Partner
By: Värde Partners, L.P., its Managing Member
By: Värde Partners, Inc., its General Partner

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

LILIS ENERGY, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Lilis Energy, Inc., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:
Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past two years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:

Title:

PLEASE FAX A COPY (OR EMAIL A. PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Lilis Energy, Inc.

Attn: General Counsel

300 E. Sonterra Blvd., Suite 1220

San Antonio, TX 78258

Email: AFuchs@lilisenergy.com

Exhibit D

Form of Nevada Opinion

[See Attached.]

Exhibit D

FENNEMORE CRAIG,P.C.

300 E. Second Street

Suite 1510

Reno, Nevada 89501

(775) 788-2200

Law Offices
Denver	(303) 291-3200
Las Vegas	(702) 692-8000
Nogales	(520) 281-3480
Phoenix	(602) 916-5000
Reno	(775) 788-2200
Tucson	(520) 879-6800

January 31, 2018

The Purchasers listed on Schedule A attached hereto

Re:	Lilis Energy, Inc.

Ladies and Gentlemen:

We are special Nevada (the "State") counsel to Lilis Energy, Inc., a Nevada corporation (the "Company"), in connection with that certain Securities Purchase Agreement dated as of January 30, 2018 by and among the Company and the purchasers party thereto (the "Securities Purchase Agreement"). The opinion is delivered to you pursuant to Section 2.2 (a)(vii) of the Securities Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement.

In rendering this opinion, we have examined the following, each dated as of the date hereof unless otherwise provided:

(a)          an executed copy of the Securities Purchase Agreement;

(b)          an executed copy of the Registration Rights Agreement;

(c)          the Certificate of Designation of Preferences, Rights and Limitations (the "Certificate of Designations") of Series C 9.75% Convertible Participating Preferred Stock (the "Preferred Stock") of the Company filed with the Secretary of State of the State of Nevada on January 31, 2018; and

(d)          a copy of resolutions adopted by the Board of Directors relating to, among other matters, approval of the Certificate of Designations and issuance of 100,000 shares of the Preferred Stock (the Purchased Shares"), certified by an officer of the Company as of the date hereof.

We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the foregoing documents. We have also examined originals or copies of such corporate records and certificates of public officials as we have deemed necessary or advisable for purposes of this opinion.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

As used herein, the phrase "the best of our knowledge" means only such actual knowledge as we have obtained from consultation with attorneys presently in our firm whom we have determined are likely, in the ordinary course of their respective duties, to have knowledge of the matters covered by such opinions. Except as expressly provided otherwise herein, we have not conducted any other investigation or review in connection with the opinions rendered herein, including without limitation a review of any of our files or the files of the Company.

We note that the Company has reserved, and assume it will continue to maintain reserved, a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the Common Stock issuable upon conversion of the Preferred Stock.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations hereinafter set forth, it is our opinion that:

1.          The Company is a corporation duly incorporated under the laws of the State and in good standing in the State of Nevada, with the corporate power and authority to conduct its business and own its properties as presently conducted.

2.          The execution and delivery to the Purchasers by the Company of the Securities Purchase Agreement, the Certificate of Designations and the Registration Rights Agreement (collectively, the "Opinion Documents"), and the performance by the Company of its obligations thereunder, have been authorized by all necessary corporate action by the Company and the Opinion Documents have been duly executed and delivered by the Company.

3.          The execution and delivery to the Purchasers by the Company of the Opinion Documents, and the performance by the Company of its obligations thereunder, do not violate any provision of the articles of incorporation or bylaws (together, the "Organizational Documents") of the Company.

4.          The execution and delivery to the Purchasers by the Company of the Opinion Documents, and the performance by the Company of its obligations under each Opinion Document, do not require under Nevada law any filing or registration by the Company with, or approval or consent to the Company of, any governmental agency or authority of the State of Nevada, that has not been made or obtained except that we express no opinion with respect to any securities laws.

5.          Issuance of (i) the Purchased Shares in accordance with the terms of the Securities Purchase Agreement and (ii) Common Stock issuable upon conversion of the Purchased Shares has been duly authorized by all necessary corporate action on the part of the Company.

6.          Upon issuance of the Purchased Shares in accordance with the terms of the Securities Purchase Agreement, the Purchased Shares wi ll be duly issued, fully paid and non- assessable and, to the best of our knowledge, free and clear of all liens, and will not be issued in violation of preemptive or other similar rights pursuant to (A) any statute, rule or regulation of the State of Nevada (B) the Company's Organizational Documents in effect on the date hereof or (C) to the best of our knowledge , any agreement to which the Company was a party or bound.

7.          The shares of Common Stock issuable upon conversion of the Preferred Stock, when issued in accordance with the terms of the Certificate of Designations, will be duly issued, fully paid and non-assessable and , to the best of our knowledge , free and clear of all liens, and wi ll not be issued in violation of preemptive or other similar rights pursuant to (A) any statute, rule or regulation of the State of Nevada (B) the Company's Organizational Documents as in effect on the date hereof or (C) to the best of our knowledge , any agreement to which the Company or any of its subsidiaries is a party or bound.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State.

This opinion is issued in the State of Nevada. By issuing this opinion, Fennemore Craig, P.C. (i) shall not be deemed to be transacting busi ness in any other state or jurisdiction other than the State of Nevada, and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

This opinion is intended solely for use by the addressees solely in connection with the transactions pursuant to the Securities Purchase Agreement. It may not be relied upon by any other person or for any other purpose , or reproduced or filed publicly by any person, without the written consent of this firm.

Very truly yours,

FENNEMORE CRAIG, P.C.

CDOL

SCHEDULE A

PURCHASERS

1.	THE YARDE FUND VI-A, L.P.

2.	YARDE INVESTMENT PARTNERS, L.P.

3.	THE VARDE FUND XI (MASTER), L.P.

4.	YARDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P.

5.	THE VARDE SKYWAY MASTER FUND, L.P.

6.	THE YARDE FUND XII (MASTER), L.P.